UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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VORNADO REALTY TRUST

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VORNADO
REALTY TRUST

2021

THE
PENN
DISTRICT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

This Proxy Statement is printed on recycled paper and is recyclable.

888 Seventh Avenue
New York, New York 10019
Notice of Annual Meeting of Shareholders to Be Held on May 20, 2021
To our Shareholders:
The 2021 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (“Vornado” or the “Company”), will be held virtually, via the Internet, on Thursday, May 20, 2021, beginning at 11:30 A.M., New York City time, for the following purposes:
(1)
To consider and vote upon the election of 10 persons to the Board of Trustees of the Company, each to serve until the 2022 Annual Meeting of Shareholders of the Company and until his or her successor is duly elected and qualified.

(2)
To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)
To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

(4)
To transact any other business as may properly come before the meeting and any postponement or adjournment of the meeting.

The Board of Trustees of the Company has fixed the close of business on March 22, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.
To attend the virtual 2021 Annual Meeting you will need to access www.virtualshareholdermeeting.com/VNO2021 and enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. There is no physical location for the annual meeting. We encourage you to allow ample time for online check-in, which will begin at 11:15 A.M. New York City time. Additional details regarding how to participate in the Annual Meeting can be accessed at the Company’s website, www.vno.com or at www.proxyvote.com. For further information on how to attend and participate in the meeting please see “Questions and Answers About the Annual Meeting, How do you attend, vote and ask questions during the meeting?”
Please review the accompanying proxy statement and proxy card or voting instruction form. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize your proxy through the Internet or by touch-tone telephone as described on the proxy card or voting instruction form. Alternatively, you may sign the proxy card or voting instruction form and return it in accordance with the instructions included with the proxy card or voting instruction form. You may revoke your proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) timely sending a written revocation of proxy to our Secretary at our principal executive office located at 888 Seventh Avenue, New York, New York 10019, or (4) attending the meeting and voting via the Internet (but your attendance at the virtual annual meeting will not automatically revoke your proxy unless you validly vote again during the annual meeting). To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 19, 2021.
By Order of the Board of Trustees,
Steven J. Borenstein
Secretary
April 9, 2021

VORNADO
REALTY TRUST

PROXY STATEMENT SUMMARY

This summary highlights certain information that is covered elsewhere in this Proxy Statement. You are encouraged to read our complete Proxy Statement before voting.

Annual Shareholders Meeting

Date: May 20, 2021

Time: 11:30 a.m., New York Time

Meeting Agenda: The meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

Virtual Website: www.virtualshareholdermeeting.com/VNO2021

Record Date: March 22, 2021

Mailing Date: This Proxy Statement was first mailed to shareholders on or about April 9, 2021

Voting: Shareholders as of the close of business on the record date are entitled to vote. Each common share of Vornado Realty Trust is entitled to one vote for each trustee nominee and one vote for each of the other proposals.

Voting Matters and Vote Recommendations

Management Proposals	Board Recommendations	See Page
Election of 10 Trustees	✔ For	4
Ratification of appointment of Independent Accounting Firm	✔ For	66
Advisory resolution of executive compensation	✔ For	68

Vote in Advance of the Meeting

Vote your shares at www.proxyvote.com

Call toll-free number 1-800-690-6903

Have your Notice of Internet Availability or proxy card for the 16-digit Control Number needed to vote.

Sign, date, and return the enclosed proxy card or voting instruction form.

Vote Online During the Meeting

See page 2

"How do you attend, vote and ask questions during the Meeting?" for details on voting your shares

ii	VORNADO REALTY TRUST
2021 PROXY STATEMENT SUMMARY
Company Overview
Vornado is a fully integrated real estate investment trust (“REIT”) with a collection of premier assets and a focused strategy of growing its dominant positions in New York City office and retail. While concentrated in New York, Vornado also has premier assets in Chicago and San Francisco, and maintains a 32.4% interest in Alexander’s, Inc. (“Alexander’s”) (NYSE: ALX), which owns seven properties in the greater New York metropolitan area. Vornado is a real estate industry leader in sustainability policy, with over 27 million square feet of Leadership in Energy and Environmental Design (“LEED”) certified buildings, representing approximately 95% of our portfolio, with over 23 million square feet at LEED Gold or better. In 2020, we were recognized by the National Association of Real Estate Investment Trusts (“NAREIT”) as a Leader in the Light (11 years running), we achieved ENERGY STAR Partner of the Year with Sustained Excellence (sixth time with this distinction) and we earned accolades from the Global Real Estate Sustainability Benchmark (eighth year with “Green Star” Ranking, top quintile of performers, and an “A” grade for our public disclosure).
We are highly focused on delivering long-term value to shareholders through the pursuit of our investment philosophy and execution of our operating strategies, including:
•
Maintaining a superior team of operating and investment professionals and an entrepreneurial spirit.

•
Investing in properties in select markets, such as New York City, where we believe there is a high likelihood of capital appreciation.

•
Acquiring quality properties at a discount to replacement cost and where there is a significant potential for higher rents.

•
Developing and redeveloping properties to increase returns and maximize value.

•
Investing in operating companies that have a significant real estate component.

2020 Business Highlights
During 2020, our business faced substantial challenges from the COVID-19 pandemic. Our performance was adversely affected by decreases in revenues from our cleaning and maintenance services, signage, parking and tradeshow businesses, Hotel Pennsylvania closure and lease terminations resulting primarily from retail tenant bankruptcies. While our business was adversely affected by the COVID-19 pandemic during 2020, we nevertheless made significant progress executing on our goals and positioning Vornado for future growth, accomplishing the following strategic initiatives:
•
We continued to advance the redevelopment of the PENN District, positioning our Company to capitalize on the enormous opportunity we have on the West Side of Manhattan, including:

◦
Completing the largest lease in New York in 2020 with Facebook for all 730,000 square feet (694,000 at our share) of the office portion at our Farley property. The first phase of Facebook space was delivered in January 2021 and the remainder will be delivered later in 2021.

◦
Finalizing our agreement with the Metropolitan Transportation Authority (the “MTA”) to oversee the redevelopment of the Long Island Rail Road Concourse at Penn Station (the “Concourse”), within the footprint of PENN 1. In connection with the redevelopment, we entered into an agreement with the MTA which will result in the widening of the Concourse to relieve overcrowding and our trading of 15,000 square feet of back of house space for 22,000 square feet of retail frontage space.

◦
In December 2020, the Moynihan Train Hall opened to the public, further cementing PENN as the transportation center of New York. We, together with our partners, the Related Companies and Skanska Moynihan Train Hall Builders, redeveloped the Moynihan Train Hall.

◦
Continued progress on the redevelopment of PENN 1 (2.5 million square feet) and PENN 2 (1.8 million square feet), including unique architectural design and amenities on top of New York’s main transportation hub—the largest rail hub in North America.

•
During 2020, despite a significant decrease in leasing activity generally due to the COVID-19 pandemic, we were able to lease 2.2 million square feet in 54 separate leasing transactions in our New York Office portfolio. Our initial rents were strong at $89.33 per square foot and the average term of these leases was 14.4 years, with positive mark-to-markets of 11.0% GAAP and 4.6% cash. This includes the 730,000

VORNADO REALTY TRUST	iii
2021 PROXY STATEMENT SUMMARY
square feet (694,000 at our share) new Facebook lease at Farley Office and 633,000 square feet (348,000 at our share) for the New York University long-term renewal at One Park Avenue, the two largest New York City leasing deals in 2020.
•
During 2020, we closed on the sale of 35 condominium units at 220 Central Park South (“220 CPS”) for net proceeds of $1.05 billion resulting in a financial statement net gain of $381.3 million. From inception of the 220 CPS project to December 31, 2020, we closed on the sale of 100 units for net proceeds of $2.9 billion, resulting in cumulative financial statement net gains of $1.1 billion.

•
Sustainability—In 2020, we were recognized by NAREIT as a Leader in the Light (11 years running), we achieved ENERGY STAR Partner of the Year with Sustained Excellence (sixth time with this distinction) and we earned accolades from the Global Real Estate Sustainability Benchmark (eighth year with “Green Star” Ranking, top quintile of performers, and an “A” grade for our public disclosure). We were cited as the industry model with our innovative approach to having our Environmental Stewardship, Social Responsibility and Governance (“ESG”) Report assured by a third party and furnishing it to the Securities and Exchange Commission (“SEC”).

Recent Management Changes
Our organization maintains an entrepreneurial spirit, and a key tenet of our strategy is to maintain a deep, talented and proven team of operating and investment professionals. In 2019, the Board oversaw several generational leadership changes, including three internal promotions to the positions of President (Mr. Michael J. Franco), and Co-Heads of Real Estate (Messrs. Glen J. Weiss and Barry S. Langer), and one external hire as our Head of Retail (Mr. Haim H. Chera). In 2020, we continued our leadership transition, with the separation from service of Mr. David R. Greenbaum from his officer role of executive Vice Chairman and Mr. Joseph Macnow from his role as Chief Financial Officer and Chief Administrative Officer, as of December 31, 2020. Messrs. Greenbaum and Macnow are currently serving in consulting roles for the Company as non-executive Vice Chairman and Senior Advisor, respectively. Effective December 31, 2020, Mr. Michael J. Franco, the Company’s President, was appointed to the additional position of Chief Financial Officer, and Mr. Thomas Sanelli was promoted to Executive Vice President—Finance & Chief Administrative Officer.
We believe the recent management succession changes are a very important step in the process of continuing the generational leadership changes at our Company. The Board has established a purposeful and smooth transition process by appointing this younger generation of executives to new roles with increased responsibilities, while allowing the Company to benefit from the continuing guidance of our long-serving executives.
Shareholder Engagement and Board Responsiveness
At our 2020 Annual Meeting of Shareholders, our say-on-pay proposal did not receive the support of the holders of a majority of our common shares (“Shares”). This result was well below the level of support for our prior annual say-on-pay votes.
In December 2020, we implemented the following substantial compensation reductions:
•
Reduced our CEO’s Direct/Realizable Compensation by $3.0 million, or 27%, from 2019 to 2021 (based on anticipated 2021 compensation, as further described below), including a reduction in our CEO’s Direct/Realizable Compensation by $1.8 million, or 16%, from 2019 to 2020 (our CEO’s compensation was not increased between 2016 and 2019); and

•
Reduced the Direct/Realizable Compensation of our other NEOs by a total of $8.3 million, or 45%, from 2019 to 2021 (taking into account Messrs. Greenbaum’s and Macnow’s 2021 consulting roles and reduced compensation), including a reduction of $3.7 million, or 20%, from 2019 to 2020.

iv	VORNADO REALTY TRUST
2021 PROXY STATEMENT SUMMARY
Direct /Realizable and Realized Compensation are calculated as described in the Compensation Discussion and Analysis section of this Proxy Statement. 2021 Total Direct/Realizable Compensation and Realized Compensation represents additional compensation reductions to which the Compensation Committee and Mr. Roth have agreed for 2021 and the equity components are calculated using the same fair-value methodology that was applied to the 2020 Direct /Realizable Compensation. The Realized Compensation for 2021 does not include the value of OPP units granted under our 2018 OPP Plan because those units did not meet the applicable performance requirements as of March 15, 2021 and, accordingly, the applicable units can no longer be earned.
Our executive compensation program is designed so that the actual Total Realized Compensation closely aligns with our actual Share performance. As the chart above demonstrates, total Direct/Realizable Compensation for our CEO decreased in 2020, compared to 2019, and his Realized Compensation is significantly lower than total Direct/Realizable Compensation for each year. Performance-based, long-term equity awards for the three-year performance periods ending in 2018, 2019 and 2020 were not earned and no such payouts were made in 2018, 2019 or 2020, demonstrating the at-risk nature of our performance-based program and its alignment with shareholder interests. In addition, the Compensation Committee and Mr. Roth have agreed to further reductions to his 2021 compensation and his OPP award that was granted in 2018 with a grant date fair value of $5.6 million did not meet the performance threshold at the March 15, 2021 measurement date and therefore was not earned.
Since our 2020 annual meeting, we reached out to shareholders representing more than 58% of our outstanding Shares (as of December 31, 2020) and spoke with shareholders representing more than 56% of our outstanding Shares, including those who voted against our say-on-pay proposal in 2020. Our Lead Independent Trustee participated in conversations with over half of these shareholders.

VORNADO REALTY TRUST	v
2021 PROXY STATEMENT SUMMARY
The following table summarizes key topics discussed with shareholders during our most recent engagement, the feedback we received and the actions taken in response for 2020 and 2021:
	What we Heard	How we Responded
Pay For Performance	• Shareholders are focused on alignment of executive compensation and shareholder performance
•
Overall NEO Direct/Realizable Compensation was reduced from $29.6 million in 2019 (excluding one-time awards) to an expected $18.3 million in 2021, a 38% reduction, reflecting the reduced amounts payable to Messrs. Greenbaum and Macnow in 2021 for their consulting roles and no increase in 2021 compensation for Mr. Franco despite his additional role as Chief Financial Officer.

•
Our CEO’s compensation, as shown above, has been reduced by $3.0 million, or 27%, from 2019 to 2021

Annual Incentive Awards
•
Shareholders generally understood the rationale for the one-time waiver by the Board and Compensation Committee of the formulaic components in our annual incentive plan with respect to 2020 performance due to the significant, negative effects of COVID-19 on our variable businesses but requested clear disclosure regarding the rationale for this change and confirmation that the formulaic components of the annual incentive plan still apply in future years

•
Described the one-time waiver in the Compensation Discussion and Analysis section of this proxy statement, including the applicable comparable FFO metrics and the negative effects of COVID-19 on our variable businesses and tenant retailer bankruptcies (e.g., J.C. Penney)

•
Maintained formulaic threshold comparable FFO components for 2021 annual incentive plan

•
Annual Incentive Awards are only one component of our overall compensation (comprising less than 15% of our aggregate 2020 NEO’s total compensation, as shown in the Summary Compensation Table below) and, when setting overall compensation for the NEOs in consultation with our Compensation Consultant, our Compensation Committee evaluates the level of our overall compensation program in comparison to our peers

vi	VORNADO REALTY TRUST
2021 PROXY STATEMENT SUMMARY
	What we Heard	How we Responded
Performance-Based, Long-Term Incentive Awards	• Investors broadly supported the OPP Awards granted in 2020 for 2019 performance
•
Granted OPP awards again in January 2021 for 2020 performance and made two changes to better align pay and performance:

•
Increased performance measurement period to four years from three years

•
Reduced maximum notional amount of OPP awards from $35 million to $30 million

Disclosure
•
Shareholders encouraged proxy statement disclosure of:

•
Board diversity

•
Board Refreshment progress

•
Political Contributions

•
Modifications to 2020 compensation as a result of the COVID-19 pandemic

•
Direct/Realizable vs. Realized Compensation disclosure and shareholder alignment

•
Board’s response to the 2020 say-on-pay vote outcome

•
Added disclosure on Board diversity, ongoing Board refreshment efforts and political contributions

•
Enhanced disclosure regarding 2020 compensation reductions and modifications relating to COVID-19 pandemic

•
Continued disclosing total Realized Compensation relative to Direct/Realizable Compensation to showcase the strong alignment of pay with performance

•
Enhanced disclosure related to how the Compensation Committee aligns pay with performance through program design

ESG
•
Emphasized the importance of continued disclosure on sustainability matters, including reporting in accordance with Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD)

•
Encouraged designating a Board committee as responsible for direct oversight of climate risk

•
Supported continued disclosure of Equal Employment Opportunity Commission (EEO) statistics and employee benefits

•
2020 ESG Report includes extensive information on our (i) sustainability measures and plans, including disclosures in accordance with SASB and TCFD preliminary scenario analysis and (ii) 2020 EEO statistics on employee demographics across the Company and at management levels

•
Board delegated to the Corporate Governance and Nominating Committee specific oversight responsibility for climate risk matters, in addition to its oversight of ESG matters

VORNADO REALTY TRUST	vii
2021 PROXY STATEMENT SUMMARY
The following shows the 2020 pay mix for our CEO. 99% of his total direct 2020 compensation is variable and subject to Company performance:
Significant Compensation Reductions
As a result of the ongoing impact of the COVID-19 pandemic on our business, effective April 1, 2020, our Trustees and senior executives agreed to the following compensation reductions for the remainder of 2020:
•
Our Chairman and CEO, Mr. Roth, waived 50% of his annual base salary;

•
Mr. Franco, our President during 2020 (and, effective December 31, 2020, also Chief Financial Officer), Mr. Greenbaum, our executive Vice Chairman during 2020, and Mr. Macnow, our Chief Financial Officer and Chief Administrative Officer during 2020, each waived 30% of their respective annual base salaries;

•
Mr. Weiss and Mr. Langer, Co-Heads of Real Estate, and Mr. Chera, Executive Vice President—Head of Retail, each waived 15% of their respective base salaries; and

•
Each non-management member of our Board waived his or her $75,000 annual cash retainer.

In connection with our $35 million annual overhead reduction program announced in December 2020, our senior management agreed to significant compensation reductions for 2020 and to further significant reductions for 2021. Our NEOs’ Direct/Realizable Compensation that the Compensation Committee anticipates granting for 2021 was reduced from their corresponding 2019 levels by the following amounts and percentages:
•
Mr. Roth: $3.0 million, or 27%, aggregate reduction, comprised of a $1.8 million, or 16%, reduction from 2019 to 2020 and a further $1.2 million, or 11%, reduction for 2021;

•
Mr. Macnow: $3.1 million, or 76%, aggregate reduction, comprised of a $900,000, or 22%, reduction from 2019 to 2020 and a further $2.2 million, or 54%, reduction, from 2020 to 2021 (Mr. Macnow’s 2021 compensation is for his senior advisor consulting role and based on the terms of his consulting agreement);

•
Mr. Greenbaum: $3.5 million, or 64%, aggregate reduction, comprised of a $1.1 million, or 21%, reduction from 2019 to 2020 and a further $2.4 million, or 43%, reduction from 2020 to 2021 (Mr. Greenbaum’s 2021 compensation is for his consulting role and based on the terms of his consulting agreement);

•
Mr. Franco: $1.2 million, or 24%, reduction (excluding his receipt of a one-time grant of restricted units in 2019), notwithstanding his increased responsibilities as Chief Financial Officer; and

•
Mr. Weiss: $400,000, or 12%, reduction (excluding his receipt of a one-time grant of restricted units in 2019).

viii	VORNADO REALTY TRUST
2021 PROXY STATEMENT SUMMARY
Compensation Philosophy
Our compensation program is based on a pay-for-performance philosophy and is designed to incentivize executives to achieve financial and strategic goals that are aligned with the Company’s long-term business strategy and the creation of sustained, long-term value for our shareholders.
The objectives of the program include:
• RETAIN a highly experienced, “best-in-class” team of executives who have worked together as a team for a long period of time and who make major contributions to our success.
• ATTRACT other highly qualified executives to strengthen that team as needed.
• MOTIVATE our executives to contribute to the achievement of company-wide and business-unit goals as well as to pursue individual goals.
• EMPHASIZE equity-based incentives with long-term performance measurement periods and vesting conditions.
• ALIGN the interests of executives with shareholders by linking payouts under annual incentives to performance measures that promote the creation of long-term shareholder value.
• ACHIEVE an appropriate balance between risk and reward in our compensation programs that does not encourage excessive or inappropriate risk-taking.
Commitment to 2021 Compensation Program Enhancements
We believe that we made significant progress in addressing shareholder concerns with our executive compensation changes, taking into consideration the management changes and significant compensation reductions, and will continue to evaluate potential adjustments going forward. To emphasize our focus on aligning executive compensation with shareholder interests, we are committed to evaluate further modifications to our executive compensation program based, in part, on feedback provided in our dialogue with shareholders. Our goal is to create a consistent executive compensation structure that is transparent, goal-oriented and linked to objective results, and that reflects evolving best practices. In doing so, we will continue to maintain a compensation program that encourages long-term focus with compensation outcomes that are at-risk and aligned with performance.
Board and Committee Refreshment
Over the last five years, we have added three new independent Trustees, Ms. Hamza Bassey, Mr. Helman and Ms. Puri. Currently, 30% of our Trustees have joined the Board within the last five years.
We are also focused on committee rotation and have made committee assignment changes in recent years. In 2020, we appointed Ms. Puri as Chair of the Audit Committee, and in 2021 we added Ms. Hamza Bassey to the Compensation Committee, replacing Dr. West.
Over the past year, during the COVID-19 pandemic, we have benefited tremendously from the experience of our longstanding Trustees who have extensive experience in the real estate industry and navigating through numerous economic and real estate cycles. Although Dr. West considered retiring from our Board, he was asked to remain as a Trustee due to his experience with the Company and with navigating through multiple economic and real estate cycles. As a result, our Board determined to maintain our current mix of Trustees for election at the 2021 Annual Meeting, but we remain committed to ongoing Board refreshment and will continue to actively pursue qualified, diverse candidates for election to our Board.

VORNADO REALTY TRUST	ix
2021 PROXY STATEMENT SUMMARY
The following charts summarize the composition of our Board following our recent refreshment:
In the past three years, our Board added two new independent Trustees to replace two prior members of the Board.
•
Ms. Hamza Bassey joined our Board in 2020. She has served as the Group General Counsel, Chief Compliance Officer and Corporate Secretary of Atlas Mara Ltd., an African-focused banking group, since February 2015. She has brought legal, investment, financial and international experience.

•
Mr. Helman joined our Board in 2019. He has brought investment, technology, private equity, capital markets, and public company board experience.

We believe that the balance of skills and experiences of our Board members, enhanced by the fresh perspectives brought by our newer Trustees, and the industry and company-specific expertise and institutional knowledge of our longer-tenured Trustees, provide substantive support for the Board’s oversight of the Company’s business and strategy. In combination with Board refreshment, we have also rotated committee memberships to bring new perspectives to committees.
Environmental Stewardship, Social Responsibility and Governance (ESG) Highlights
Our Board is committed to sound governance practices designed to promote the long-term interests of shareholders and to strengthen Board and management accountability. Many of these governance practices were influenced by and responsive to shareholder feedback over the years.
BOARD OF TRUSTEES

✓
Highly engaged, experienced Board with diverse skills and expertise

✓
Commitment to Board refreshment, with a focus on gender, racial and ethnic diversity

✓
90% of the Board is independent

✓
30% of our Board members are female and 20% are racially/ethnically diverse

✓
Lead Independent Trustee with significant authority and responsibility

✓
Annual Board and committee self-evaluations

✓
Annual review of Board leadership structure

✓
Robust stock ownership guidelines that align the interests of Trustees with those of our shareholders

✓
Four of our Board members each own more than 1% of our common shares

✓
Actively engaged in strategic, risk and management oversight, including cybersecurity matters

✓
Oversees diversity and inclusion matters

✓
Active approach to management succession planning

x	VORNADO REALTY TRUST
2021 PROXY STATEMENT SUMMARY

✓
Corporate Governance and Nominating Committee oversees ESG program and sustainability initiatives and receives ESG presentations from management on developments in the ESG space on a regular basis

✓
Corporate Governance and Nominating Committee oversees and monitors internal compliance with ethical and social policies

GOVERNANCE PRACTICES

✓
Robust and ongoing shareholder engagement program and demonstrated responsiveness to feedback

✓
Annual Trustee elections and committee appointments

✓
Market standard proxy access

✓
Shareholders may amend our Bylaws

✓
Trustee resignation policy in uncontested elections for failure to receive majority support

✓
No poison pill

✓
Declaration of Trust may be amended by a majority vote of the Board of Trustees and a majority vote of outstanding shares (excluding limited provisions to protect REIT tax status and removal of Trustees)

COMPENSATION PRACTICES

✓
Pay-for-performance philosophy, including 99% of CEO’s and 71% of other NEOs’ 2020 compensation in the form of equity with actual value tied to Vornado’s share price performance

✓
Significant portion of long-term compensation is in the form of performance-based equity, which requires the achievement of significant performance hurdles to have any value

✓
Implemented changes reflected in our 2021 executive compensation program, including reducing notional value of our Outperformance Plan and extending performance measurement period

✓
Robust claw-back policy, subject to the oversight of the Corporate Governance and Nominating Committee, which also provides for potential claw-backs for violations of Company policies as well as for bad faith or dishonest actions or receipt of an improper personal benefit

✓
Formula-driven annual bonus plan cap for 2021 (was waived for 2020 due to the effects of the COVID-19 pandemic on our business)

✓
Actual Realized Compensation of our CEO and other named executive officers is aligned with actual share performance

✓
Anti-hedging and anti-pledging policies

✓
Our equity plans have a double-trigger equity acceleration upon a change of control

✓
CEO has no employment agreement and is not entitled to any special severance upon a change of control or other employment termination

✓
No excessive perks and no retirement plan other than a 401(k)

✓
No tax gross-ups

✓
CEO is required to hold Company equity having a value equal to at least 6x his salary and each of our other named executive officers is required to hold Company equity with a value equal to at least 3x such executive’s salary

VORNADO REALTY TRUST	xi
2021 PROXY STATEMENT SUMMARY
ENVIRONMENTAL STEWARDSHIP AND SOCIAL RESPONSIBLITY

✓
Industry-leading sustainability program

✓
ENERGY STAR Partner of the Year Award with Sustained Excellence received six times, most recently in 2020

✓
Global Real Estate Sustainability Benchmark Green Star Ranking in every year since 2013, with an “A” grade for our public disclosure

✓
NAREIT Leader in the Light Award every year since 2010

✓
One of the largest owners of LEED-certified property in the United States

✓
Reporting pursuant to SASB framework in 2018, 2019 and 2020 ESG reports, examined by third party and furnished to the SEC on a Form 8-K filing

✓
Signatory of the Task Force on Climate-related Financial Disclosures

✓
Robust COVID-19 accommodations and procedures, including daily temperature and health screenings, weekly testing, flexible work-from-home policies, subsidized parking and lunch for employees working in the office

✓
Comprehensive medical and dental insurance, 401(k) employer match and HSA contributions

✓
Strong Code of Business Conduct and Ethics applies to all Trustees, executive officers and employees

✓
Employee policies and manuals prohibit discrimination, bribes, money laundering and other corruption

✓
Restrictions on conflicts of interest

✓
Established and circulated straight-forward procedures for reporting any policy violations or other wrongdoing

✓
Comply with all applicable laws and regulations regarding employing child labor, respecting human rights and not purchasing conflict minerals

✓
Strictly restrict political contributions on behalf of the Company and compliance with that policy is subject to the oversight of the Corporate Governance and Nominating Committee; Consistent with Vornado’s past practices, we did not make any political contributions in 2020

✓
Refreshed and renewed anti-harassment policy

✓
Include gender and racial diversity data at management level and across our entire employee base in our annual ESG report; as of December 31, 2020, 54% of our Vornado corporate employees (excluding BMS employees) were female and 30% were racial minorities, and, as of December 31, 2020, 36% of BMS employees were female and 70% of BMS employees were racial minorities

Please also see our Chairman’s Letter that can be found on our website at www.vno.com/chairmansletter. Our Chairman’s Letter is not a part of, or incorporated by reference in, this Proxy Statement.

a	VORNADO REALTY TRUST

VORNADO REALTY TRUST	b

c	VORNADO REALTY TRUST

VORNADO REALTY TRUST	1
2021 Proxy Statement

888 Seventh Avenue
New York, New York 10019
PROXY STATEMENT
Annual Meeting of Shareholders to Be Held on May 20, 2021
The accompanying proxy is being solicited by the Board of Trustees (the “Board of Trustees” or the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (“we,” “us,” “our,” the “Company” or “Vornado”), for exercise at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 20, 2021, beginning at 11:30 A.M., New York City time, virtually via the Internet. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. Our proxy materials, including this proxy statement, the Notice of Annual Meeting of Shareholders, the proxy card or voting instruction form and our 2020 Annual Report are being distributed and made available on or about the date of this proxy statement.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our shareholders access to our proxy materials on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about the date of this proxy statement to our shareholders of record as of the close of business on March 22, 2021. Shareholders may (1) access the proxy materials on the website referred to in the notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the notice. You will need your 16-digit control number that is included with the notice mailed on or about the date of this proxy statement, to authorize your proxy for your Shares (as defined below) through the Internet. If you have not received a copy of this notice of Internet availability, please contact our investor relations department at 201-587-1000 or send an e-mail to inquiries@vno.com. If you wish to receive a printed version of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

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2021 PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do you vote?
If you hold your shares of record in your own name as a registered holder, you may vote over the Internet at the Annual Meeting or you may authorize a proxy to vote your shares over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card. Once you authorize a proxy, you may revoke that proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) timely sending a written revocation of your proxy to our Secretary at our principal executive office or (4) attending the Annual Meeting and voting via the Internet (but your attendance at the Annual Meeting will not automatically revoke your proxy unless you validly vote again during the Annual Meeting).
If you hold your shares in “street name” (that is, as beneficial owner through a bank, broker or other nominee), your broker or nominee will not be permitted to vote your shares (other than with respect to the ratification of the appointment of our independent registered public accounting firm) unless you provide instructions to your broker or other nominee on how to vote your shares. If you hold your shares in “street name,” you will receive instructions and a voting instruction form from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these voting instructions. You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee.
To be effective, later-dated proxy cards,voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 19, 2021.
We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies for a fee not to exceed $6,000. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. Members of our Board of Trustees and members of management of the Company may also solicit proxies.
Who is entitled to vote?
Only holders of record of our common shares of beneficial interest, par value $0.04 per share (our “Shares”), as of the close of business on March 22, 2021 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the “record date.” On that date, 191,464,179 of our Shares were outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly presented at the Annual Meeting.
How do you attend, vote and ask questions during the meeting?
Due to the ongoing impact of the COVID-19 pandemic, this year’s Annual Meeting will be a virtual meeting of shareholders conducted via live audio webcast to provide a safe experience for our shareholders and employees. To be admitted to the Annual Meeting, you must have been a shareholder at the close of business on the record date of March 22, 2021 or be the legal proxy holder or qualified representative of such shareholder. The virtual Annual Meeting will afford shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically at the Annual Meeting and to ask questions in accordance with the rules of conduct for the meeting, which will be available on www.virtualshareholdermeeting.com/VNO2021 during the Annual Meeting.
To attend and participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/VNO2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to access the virtual meeting.
Shareholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or a qualified representative attend the Annual Meeting on their behalf. The notice must include the name and address of the legal proxy holder or qualified

VORNADO REALTY TRUST	3
2021 PROXY STATEMENT
representative and must be received by 5:00 p.m. New York City time on May 7, 2021 in order to allow enough time to register such person to attend the Annual Meeting.
If you have not voted your Shares prior to the Annual Meeting or you wish to change your vote, you will be able to vote or re-vote your Shares electronically during the Annual Meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote your Shares prior to the meeting date by one of the methods described in this proxy statement.
If you wish to submit a question, you may do so live during the Annual Meeting by attending the Annual Meeting at www.virtualshareholdermeeting.com/VNO2021.
Only questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the Annual Meeting due to time constraints, we will post and answer a representative set of these questions online at https://investors.vno.com. The questions and answers will be available as soon as reasonably practicable after the Annual Meeting and will remain available until one week after posting.
Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider. If you have any technical difficulties or any questions regarding the virtual meeting website, our platform provider will be ready to assist you. If there are any technical issues in convening or hosting the Annual Meeting, we will promptly post information to our investor relations website, https://investors.vno.com, including information on when the Annual Meeting will be reconvened.
What is the quorum necessary for the meeting?
The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
How will your votes be counted?
Any proxy, properly executed and returned, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Trustees in this proxy statement and in the discretion of the proxy holder as to any other matter that may properly come before the Annual Meeting. A broker non-vote or an abstention from voting, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the votes on any of the proposals. Any proxy marked “withhold” will count for the purposes of determining a quorum and will have no effect on the result of the votes on election of Trustees, but, if any Trustee fails to receive approval of a majority of the votes cast (for this purpose, more “for” votes cast than “withhold” votes), that Trustee must tender his or her offer of resignation to the Board of Trustees for its consideration. A broker non-vote is a vote that is not cast on a non-routine matter because the Shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the Shares on that matter and the broker has not received voting instructions from the beneficial owner.
The election of each of our nominees for Trustee (Proposal 1) requires a plurality of the votes cast at the Annual Meeting; however, any nominee for Trustee who does not receive the approval of a majority of the votes cast (more “for” votes than “withhold” votes) will be required, pursuant to our Corporate Governance Guidelines, to tender his or her offer of resignation to the Board of Trustees for its consideration. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2) and the approval of the non-binding, advisory vote on executive compensation (Proposal 3) each requires the affirmative vote of a majority of the votes cast on such matter at the Annual Meeting.

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PROPOSAL 1: ELECTION OF TRUSTEES

Trustees Standing for Election
Our Board has 10 Trustees who have been nominated for election at our Annual Meeting. Our Board, on the recommendation of our Corporate Governance and Nominating Committee, has nominated each of Mr. Steven Roth, Ms. Candace K. Beinecke, Mr. Michael D. Fascitelli, Ms. Beatrice Hamza Bassey, Messrs. William W. Helman IV and David M. Mandelbaum, Ms. Mandakini Puri, Mr. Daniel R. Tisch, Dr. Richard R. West and Mr. Russell B. Wight, Jr. for election at our Annual Meeting. If elected, such persons will serve until the Annual Meeting of Shareholders in 2022 and until their respective successors are duly elected and qualified. Each of these nominees currently serves as a member of our Board.
Unless you direct otherwise in your signed and returned proxy, each of the persons named in the accompanying proxy will vote your Shares for the election of each of the 10 nominees for Trustees. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy as a proxy holder will vote for an alternate nominee who will be recommended by the Corporate Governance and Nominating Committee of our Board and nominated by the Board. Alternatively, the Board may reduce the size of the Board and the number of nominees. Proxies may be exercised only for the nominees named or such alternates. We do not currently anticipate that any nominee for Trustee will be unable to serve as a Trustee.
The Board of Trustees recommends that shareholders vote “FOR” the election of each of the nominees listed below to serve as a Trustee until the Annual Meeting of Shareholders in 2022 and until his or her respective successor has been duly elected and qualified.
Under our Bylaws, a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a Trustee. However, any Trustee who does not receive the affirmative vote of a majority of the votes cast for his or her election to the Board (for this purpose, a greater number of “for” votes than “withhold” votes) in an uncontested election (such as this election) will be required, pursuant to our Corporate Governance Guidelines, to tender his or her offer of resignation to the Board for its consideration. A “withhold” vote or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the votes on this proposal.

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2021 PROXY STATEMENT
(1)
Beneficially owns in excess of 1% of our Shares.

(2)
Independent pursuant to the rules of the NYSE as determined by the Board.

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2021 PROXY STATEMENT
(1)
Beneficially owns in excess of 1% of our Shares.

(2)
Independent pursuant to the rules of the NYSE as determined by the Board.

VORNADO REALTY TRUST	7
2021 PROXY STATEMENT
(1)
Beneficially owns in excess of 1% of our Shares.

(2)
Independent pursuant to the rules of the NYSE as determined by the Board.

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2021 PROXY STATEMENT
Relationships Among our Trustees
We are not aware of any family relationships among any of our Trustees or executive officers or persons nominated or chosen by us to become Trustees or executive officers.
Messrs. Roth, Mandelbaum and Wight are general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in “Certain Relationships and Related Transactions—Transactions Involving Interstate Properties.”
Messrs. Roth, Mandelbaum and Wight, Dr. West and Ms. Puri are also directors of Alexander’s. As of the record date, the Company, together with Interstate and its general partners, beneficially owns approximately 59% of the outstanding common stock of Alexander’s.
For more information concerning Interstate, Alexander’s and other relationships involving our Trustees, see “Certain Relationships and Related Transactions.”

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2021 PROXY STATEMENT
CORPORATE GOVERNANCE
OUR MISSION AND CULTURE
Our mission is to execute on the objectives and strategy that we set out in our Annual Report on Form 10-K.
Our goal, culture and intent are to do so in a manner that:
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adds value to the communities in which we operate;

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provides a rewarding, engaging and motivating environment for our employees; and

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accomplishes our mission while seeking to maintain the highest ethical standards in a sustainable manner.

Governance Highlights
Regular Shareholder Engagement
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We, at least annually, meet in person or virtually, with shareholders holding over 50% of our Shares.

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Ms. Candace Beinecke, our Lead Independent Trustee, has participated in the majority of these meetings.

Strong, Independent, Diverse and Engaged Board
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In the past five years, our Board has added three new independent Trustees to the Board. We are committed to a continuous process of Board refreshment. Currently, 30% of our Board members are persons who have joined the Board within the last five years.

•
In 2020, our Board appointed Ms. Mandakini Puri to be Chair of our Audit Committee. Dr. Richard West, after many years as the Chair of our Audit Committee has stepped down from that role, but we have asked him to stay on the Audit Committee.

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In 2021, our Board appointed Ms. Beatrice Hamza Bassey as a member of our Compensation Committee, replacing Dr. West.

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90% of our Board is independent, with the only non-independent member being the current Chief Executive Officer.

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30% percent of our Board members are female and 20% are racially/ethnically diverse.

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Our Board members are invested in our Company: they are required (within five years of election) to hold Company equity having a value of at least 5x their annual cash retainer. In fact, four of our Board members each own more than 1% of our Shares.

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We have a Lead Independent Trustee with significant authority and responsibility.

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Our Board is actively engaged in strategic, risk and management oversight, including cybersecurity matters, and has robust strategic discussions at every regularly scheduled Board meeting.

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Our Board receives regular updates from senior management on diversity and inclusion matters and actively monitors and oversees these areas.

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Our Board and Board Committees undertake a robust self-evaluation at least annually led by our Lead Independent Trustee.

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2021 PROXY STATEMENT

•
Our Board actively monitors, oversees and participates in management succession planning. In 2019, the Board oversaw the promotion and hire of a new generation of leadership across all aspects of the Company’s operations with the creation, and filling, of the roles of President, Co-Heads of Real Estate and Head of Retail and in 2020, in connection with the separation from service of Messrs. Greenbaum and Macnow, the Board appointed Mr. Franco as Chief Financial Officer (in addition to his existing President role) and Mr. Sanelli as Executive Vice President—Finance & Chief Administrative Officer, in each case, effective December 31, 2020.
•
The diverse skills and experiences of our Board members, enhanced by the fresh perspectives brought by our newer Trustees, and the industry and company-specific expertise and institutional knowledge of our longer-tenured Trustees, support the Board’s oversight of Company business and strategy.

•
Our Board directly, and through the Corporate Governance and Nominating Committee, actively monitors our sustainability initiatives and compliance with our ethical and social policies.

Strong Shareholder Rights
•
We have a single class of Trustees, elected annually.

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We have adopted proxy access with a 3/3/20/20 market standard.

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Our shareholders may amend our Bylaws.

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We require a Trustee to tender his or her offer of resignation if he or she does not receive majority support.

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We enhanced our claw-back policy to also provide for potential claw-backs for violations of Company policies as well as for bad faith or dishonest actions or receipt of an improper personal benefit.

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We have anti-hedging and anti-pledging policies.

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We do not have a poison pill.

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Our Declaration of Trust may be amended by approval of the Board of Trustees and a majority vote of our outstanding Shares other than with respect to limited provisions intended to protect our real estate investment trust tax status and the removal of Trustees.

Shareholder Engagement and Governance Changes
Over the past several years we have adopted a number of significant governance changes following outreach to our shareholders for their views. During each of the last seven years, we met with or spoke to holders of more than 50% of our Shares. Based on that outreach, we believe the combination of actions we have taken present an overall governance structure responsive to our shareholders’ views. The changes implemented include:
•
We have added three new independent Trustees: Ms. Hamza Bassey, Mr. Helman and Ms. Puri.

•
We have increased the diversity of our Board so that now 30% of our Board members are female and 20% are racially/ethnically diverse.

•
We have rotated Compensation Committee membership, adding Ms. Hamza Bassey as a member to replace Dr. West.

•
We have appointed a new Chair for our Audit Committee.

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We oversaw the promotion and hire of a new generation of management leadership.

•
We amended our organizational documents to provide shareholders with the power to amend our Bylaws.

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2021 PROXY STATEMENT
•
We declassified our Board so that we now have a single class of Trustees elected annually.

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We adopted proxy access with a 3/3/20/20 market standard.

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We adopted anti-hedging and anti-pledging policies.

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We enhanced our claw-back policy to also provide for potential claw-backs for violations of Company policies as well as for bad faith or dishonest actions or receipt of an improper personal benefit.

•
We provided greater disclosure concerning our policy restricting political contributions and spending and strengthened the oversight by the Corporate Governance and Nominating Committee of our compliance with this policy.

•
We made specific changes to our compensation program in response to shareholder input such as reinstituting our use of Outperformance Plans.

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We provided greater disclosure concerning our sustainability efforts with a report by our independent auditors.

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We provided greater disclosure concerning our employee training and inclusion programs.

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We refreshed and renewed our anti-harassment policy.

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We amended our Corporate Governance and Nominating Committee Charter to formalize and strengthen the oversight by that Committee of environmental, social and governance matters.

•
We added disclosure to our table of Board members to indicate which members beneficially own in excess of 1% of our Shares.

•
We provided increased and tabular disclosure regarding our Trustee selection process and our current and desired Trustees skill sets.

NYSE-Listed
The common shares of the Company or its predecessor have been continuously listed on the NYSE since January 1962 and the Company is subject to the NYSE’s Corporate Governance Standards.
Our Corporate Governance Framework
Vornado is committed to effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced independent Trustees the structure necessary to provide oversight, advice and counsel to the Company. The Board of Trustees has adopted the following documents, which are available on our website (www.vno.com/governance/overview):
•
Audit Committee Charter

•
Compensation Committee Charter

•
Corporate Governance and Nominating Committee Charter

•
Corporate Governance Guidelines

•
Code of Business Conduct and Ethics

We will post any future changes to these documents to our website and may not otherwise publicly file such changes. Our regular filings with the SEC and our Trustees’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), are also available on our website. In addition, copies of these documents are available free of charge from the Company upon your written request. Requests should be sent to our investor relations department located at our principal executive office.
The Code of Business Conduct and Ethics applies to all of our Trustees, executive officers and other employees.

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Corporate Governance at a Glance
Board Independence
•
Nine of 10 of our Trustees are independent.

•
Our only non-independent Trustee is our current CEO, who has extensive and valuable experience with our Company.

•
Our Board members generally have significant personal investments in our Company and engage in robust and open debates concerning all significant matters affecting our Company.

Board Composition
•
Currently the Board has fixed the number of Trustees at 10.

•
The Board at least annually assesses its performance through Board and committee self-evaluation.

•
Our Trustees are highly experienced in their fields of endeavor and apply valuable and diverse skill sets to address our business and strategic needs.

•
The Corporate Governance and Nominating Committee leads the full Board in considering Board competencies and refreshment and actively seeks new candidates to consider as Board members.

Board Committees
•
Our Board has four committees: Audit, Compensation, Corporate Governance and Nominating and Executive.

•
With the exception of the Executive Committee (our Chairman serves on this Committee), all other Committees are comprised entirely of independent Trustees.

Leadership Structure
•
Our Chairman is the CEO of our Company. He interacts closely with our independent Lead Trustee, who has powers and duties that reflect corporate governance best practices.

•
The independent Board members consider our Lead Trustee annually. Our Board re-appointed Ms. Candace K. Beinecke as Lead Trustee on February 11, 2021. Among other duties, our Lead Trustee chairs executive sessions of the independent Trustees at every regular Board meeting to discuss certain matters without management present and approves agenda items and materials sent to the Board. Furthermore, Ms. Beinecke works closely with Mr. Roth in identifying overall Company strategy and other matters to be discussed in depth at regular Board meetings and takes an active role in engaging with our investors.

•
The Board will consider whether an independent chairperson is appropriate at the time of the next CEO transition.

Risk Oversight
•
Our full Board is responsible for risk oversight, and has designated, and may in the future designate, committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks. Our Board regularly has in-depth discussions concerning the Company’s strategies and risks during which the Board actively questions and considers these topics.

Open Communication and Shareholder Engagement
•
We encourage open communication and strong working relationships among the Lead Trustee, the Chairs of our Board committees, our Chairman and our other Trustees.

•
Our Trustees have access to, and regularly meet with, senior management and other employees.

•
We actively seek input from our shareholders through our shareholder engagement programs; shareholders may also contact our Board, Lead Trustee or management through our website or by regular mail.

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2021 PROXY STATEMENT
•
We host quarterly earnings conference calls to which all shareholders have access.

Trustee Stock Ownership
•
Our Trustees are required to own (or to acquire within a specified time frame) Company equity having a value equal to at least five times their annual cash retainer.

Management Succession Planning
•
Our Corporate Governance and Nominating Committee actively monitors our succession planning.

•
Our Board regularly reviews senior management succession and development plans. Our Board regularly reviews future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances. Our Board has adopted a formal CEO-succession plan and reviews that plan regularly.

•
In 2019, the Board oversaw the promotion and hire of a new generation of leadership by creating, and filling, the roles of President, Co-Heads of Real Estate and Head of Retail, and in 2020 our Board oversaw the transition of our Chief Financial Officer role, effective December 31, 2020.

•
The Board reviews and discusses career development plans for individuals identified as high-potential candidates for senior leadership positions and the Board members interact with these candidates in formal and informal settings during the year.

•
The Board recognizes that succession planning is a key component of the Company’s continued success. Pursuant to our Corporate Governance Guidelines, on at least an annual basis and typically more frequently, the Board, in full meetings and in its executive sessions, considers and reviews succession candidates for the CEO and other executive leadership positions for both near-term and long-term planning. The Board reviews potential candidates for promotion in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of the Company’s current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.

Sustainability, Corporate Responsibility and Political Contributions
•
Our Corporate Governance and Nominating Committee as well as our full Board actively monitor our programs and initiatives on sustainability, environmental matters, climate change and social responsibility and receive updates regularly. Our Board delegated to our Corporate Governance and Nominating Committee responsibility for direct oversight to monitor the effects of climate change on the Company and to develop polices relating thereto.

•
Our Corporate Governance and Nominating Committee monitors our policy restricting political contributions and spending. Our policy strictly restricts political contributions or political spending on behalf of the Company subject to senior management approval and Corporate Governance and Nominating Committee oversight.

•
Consistent with Vornado’s past practices, we did not make any political contributions in 2020.

Board Independence
The Board has determined that Mses. Beinecke, Hamza Bassey and Puri and Messrs. Fascitelli, Helman, Mandelbaum, Tisch and Wight and Dr. West are independent Trustees under the Corporate Governance Standards of the NYSE, with the result that nine of our 10 Trustees standing for election are independent. The Board reached these conclusions after considering all applicable relationships between or among such Trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled “Relationships Among Our Trustees” and “Certain Relationships and Related Transactions.” Among other factors considered by the Board in making its determinations regarding independence was the Board’s determination that these Trustees met all of the “bright-line” requirements of the NYSE’s Corporate Governance Standards as well as the categorical standards adopted by the Board as contained in our Corporate Governance Guidelines.

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Approval of Related Party Transactions
Our Code of Business Conduct and Ethics includes a policy for the review and approval of transactions involving the Company and related parties. Under the policy, “related parties” means our executive officers and Trustees, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control. Under the policy, all related party transactions are submitted to the Board or an independent committee thereof for review and are subject to approval.
Board Participation
Our Board is actively involved in strategic, risk and management oversight and regularly has in-depth discussions concerning the Company’s strategies and risks during which the Board actively questions and considers these topics. Our Board is involved in every strategic decision made by the Company; agendas are organized so that, at every regular meeting, strategic and business decisions receive the most prominent importance and our CEO regularly consults with Board members on these matters between meetings. Furthermore, the Board regularly meets with the Company’s most senior executive officers as well as the officers who directly report to the most senior executives. The Board believes a good working knowledge of these multiple levels of management aid it considerably in its important role of management oversight as well as with succession planning. Our Company relies upon the measured financial and strategic guidance, probing questions and judgment of our Board members.
Developing an Effective Board
Trustee Recruitment Process
Our Board believes that the Board should be comprised of members who encompass a broad range of skills, expertise, industry knowledge and diversity of opinion, experience, perspective and contacts relevant to our business. Our Board is deeply involved in the business and strategy of our Company and the great depth of experience and insight that our Board members bring to meetings continues to be invaluable. The Corporate Governance and Nominating Committee and the Board believe that considering a Board candidate involves various objective and subjective assessments, many of which are difficult to quantify or categorize. However, the Corporate Governance and Nominating Committee and the Board do consider the following characteristics, competencies, and attributes when considering candidates for inclusion on our Board.
Personal Characteristics
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Integrity and Accountability: High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and to be accountable for his or her decisions.

•
Informed Judgment: Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrates a willingness to thoroughly discuss issues, ask questions, express reservations, and voice dissent.

•
Financial Literacy: An ability to read and understand financial statements, financial ratios and various other indices for evaluating the Company’s performance.

VORNADO REALTY TRUST	15
2021 PROXY STATEMENT
•
Mature Confidence: Assertive, responsible and supportive in dealing with others. Respect for others, openness to others’ opinions and the willingness to listen.

•
High Standards: History of achievements that reflect high standards for himself or herself and others.

Core competencies
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Accounting and Finance: Experience in financial accounting and corporate finance, especially with respect to the industry in which our Company operates.

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Business Judgment: Record of making good business decisions and evidence that he or she will act in good faith and in a manner that is in the best interests of our Company.

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Strategic Insight: Record of insight with respect to our industry and market and other trends and conditions and applying such insight to create value or limit risk.

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Management: Experience in corporate management. Understand management trends in general and in the areas in which we conduct our business.

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Crisis Response: Ability and time to perform during periods of both short-term and prolonged crisis.

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Industry: Specialized experience and skills in areas in which the Company conducts its business, including real estate, investments, capital markets and technology relevant to the Company.

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Local Markets: Experience in markets in which our Company operates.

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Leadership: Understand and possess leadership skills and have a history of motivating high-performing, talented managers.

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Strategy and Vision: Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging our management to sharpen its vision.

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Environmental, Social and Governance: Experience in management and oversight of environmental, climate change, social and governance issues to be able to assist the Board in overseeing and advising management with regard to long-term value creation using a responsible, sustainable business plan.

Commitment to our Company
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Time and Effort: Able and willing to commit the time and energy necessary to satisfy the requirements of Board and Board committee membership and service. Expected to attend and participate in all Board meetings and meetings of Board committees for which they are members. Encouraged to attend all annual meetings of shareholders. A willingness to rigorously prepare prior to each meeting and actively participate in the meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.

•
Awareness and Ongoing Education: Possess, or be willing to develop, a broad knowledge of both critical issues affecting our Company (including industry-, technology- and market-specific information), and Trustee’s roles and responsibilities (including the general legal principles that guide Board members).

•
Other Commitments: In light of other existing commitments, the ability to perform adequately as a Trustee and a willingness to do so.

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Stock Ownership: Complies with the Company’s equity ownership requirements.

Team and Company considerations
•
Balancing the Board: Contributes talent, skills and experience to the Board as a team to supplement existing resources and provide talent for future needs preferably as evidenced by a pattern of dealings with one or more current Board members.

•
Diversity: Contributes to the Board in a way that can enhance perspective and judgment through diversity in gender, race, ethnicity, age, background, geographic origin, professional experience (public, private, and non-profit sectors) and other factors.

Nomination of a candidate should not be based solely on these listed factors.

16	VORNADO REALTY TRUST
2021 PROXY STATEMENT
The following chart summarizes the competencies currently represented on our Board; the details of each of our Trustee’s competencies are included in each Trustee’s profile.
Competency/Attribute	Roth	Beinecke	Fascitelli	Hamza Bassey	Helman	Mandelbaum	Puri	Tisch	West	Wight
Operational	x	x	x	x		x		x		x
Public company experience	x	x	x	x	x	x	x	x	x	x
Industry expertise	x		x			x		x		x
Financial literacy	x	x	x	x	x	x	x	x	x	x
Experience over several business cycles	x	x	x	x	x	x	x	x	x	x
Capital markets expertise	x	x	x	x	x	x	x	x	x	x
Investment management	x	x	x	x	x	x	x	x	x	x
Risk/crisis management	x	x	x	x	x	x	x	x	x	x
Accounting expertise	x						x	x	x
Government/business conduct/legal	x	x	x	x		x	x		x	x
Environmental, social and governance	x	x	x	x	x
Board Leadership Structure
Our Board is deeply focused on our corporate governance practices. We value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. All of our Trustees are independent, except our Chief Executive Officer. In addition, all of the members of our Board’s committees, except the Executive Committee, are independent.
Our Board of Trustees is responsible for selecting the Chairman of the Board and the CEO. The Board annually reviews its leadership structure. The Board has determined that the combined role of Chairman and CEO, alongside an active and independent Lead Trustee position, is currently the best structure for Vornado and its shareholders. In its review of our leadership structure, the Board considered the following:
•
Our current structure promotes clear lines of responsibility and accountability, while maintaining the Board’s independence from management.

•
Mr. Roth, our Chairman and CEO, is a well-seasoned leader with over 40 years of experience in building and leading our Company. He has effectively guided the Company through various real estate cycles and has skillfully led the Company throughout the current COVID-19 pandemic challenge. After considering the views expressed by our shareholders and other constituents, as well as the particular circumstances affecting the Company, the Board concluded he is the best person to continue to serve as Chairman and CEO.

•
Mr. Roth fulfills his responsibilities in chairing an independent board through close interaction with our Lead Trustee, Ms. Beinecke.

•
The power and authority of our Lead Trustee role was increased in 2015 and 2017, and the Lead Trustee works closely with Mr. Roth in identifying overall Company strategy and other matters to be discussed in depth at regular Board meetings and takes an active role in engaging with our investors. See “Lead Independent Trustee Role.”

•
The views expressed by shareholders through direct outreach and engagement.

•
Our governance culture fosters open communication among the Lead Trustee, Chairman and other Trustees, which we believe is essential to developing an understanding of important issues, promoting appropriate oversight and encouraging frank discussion of key topics relevant to a complex and dynamic enterprise.

VORNADO REALTY TRUST	17
2021 PROXY STATEMENT
Lead Independent Trustee Role
A Lead Trustee is elected annually by the independent Trustees. We refer to this role as the Lead Trustee or the Lead Independent Trustee. Ms. Beinecke was first elected by our independent Trustees to serve as Lead Trustee for a one-year term on March 16, 2016 and was most recently re-elected on February 11, 2021. When making the selection, the independent Trustees considered the attributes desired in a Lead Trustee, including being an effective communicator, having the ability to provide leadership and encourage open dialogue, and having a relevant background and the ability to devote sufficient time and attention to the position.
Our Lead Trustee position has clearly defined duties and responsibilities, which are set forth in our Corporate Governance Guidelines. They include the following authorities and responsibilities:
•
preside at all meetings of the Board at which the Chairman is not present;

•
serve as liaison between the Chairman and the independent Trustees;

•
approve, in consultation with the Chairman:

◦
the schedule of Board meetings,

◦
Board meeting agenda items, and

◦
materials sent in advance of Board meetings, including the quality, quantity, appropriateness and timeliness of such information;

•
ability to call meetings of the independent Trustees as necessary and appropriate;

•
participate in annual self-evaluations of the Board and its committees;

•
contribute to ongoing management succession and development planning;

•
communicate to management, as appropriate, the results of private discussions among independent trustees

•
participate in shareholder outreach, and be available for consultation and direct communication if requested by major shareholders; and

•
communicate shareholder feedback to the full Board.

As Lead Trustee, Ms. Beinecke works closely with Mr. Roth identifying overall Company strategy and other matters to be discussed in depth at regular Board meetings and takes an active role in engaging with our investors.
As both Lead Trustee and Chair of the Corporate Governance and Nominating committee, Ms. Beinecke has been actively involved in governance-related discussions with our shareholders. As Lead Trustee, Ms. Beinecke has worked closely with our Chairman, Mr. Roth, to develop Board meeting agenda items and ensure sufficient time allocation to these items and Ms. Beinecke has also facilitated robust discussions regarding long-term strategy and shareholder value creation and talent retention and development. Ms. Beinecke also actively oversees the Company’s ESG policies and is involved in ongoing discussions with senior management and our shareholders regarding such matters.
The strong working relationships among the Lead Trustee, Chairman and other Trustees are supported by a Board governance culture that fosters open communications among the members, both during meetings and in the intervals between meetings. Open communication is important to develop an understanding of issues, promote appropriate oversight, and encourage the frank discussion of matters essential to leading a complex and dynamic enterprise.
Board and Committee Refreshment
Over the last five years, we have added three new independent Trustees, Ms. Hamza Bassey, Mr. Helman and Ms. Puri. Currently, 30% of our Board members have joined the Board within the last five years.
We are also focused on committee rotation and have made committee assignment changes in recent years. In 2020, we appointed Ms. Puri as Chair of the Audit Committee and in 2021, we added Ms. Hamza Bassey to the Compensation Committee, replacing Dr. West.

18	VORNADO REALTY TRUST
2021 PROXY STATEMENT
Over the past year, during the COVID-19 pandemic, we have benefited tremendously from the experience of our longstanding Trustees who have extensive experience in the real estate industry and navigating through numerous economic and real estate cycles. Although Dr. West considered retiring from our Board, he was asked to remain as a Trustee due to his experience with the Company and with navigating through multiple economic and real estate cycles. As a result, our Board determined to maintain our current mix of Trustees for election at the 2021 Annual Meeting, but we remain committed to ongoing Board refreshment and will continue to actively pursue qualified, diverse candidates for election to our Board.
Committees of the Board of Trustees
The Board has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Executive Committee. Other than the Executive Committee, each committee is comprised solely of independent Trustees.
The Board held 10 meetings during 2020. Each of our Trustees then in office attended at least 75% of the combined total of the meetings of the Board and all committees on which he or she served during 2020.
In addition to full meetings of the Board, our non-management Trustees met nine times in sessions without members of management present. Ms. Beinecke, as Lead Trustee, acted as presiding member during these non-management sessions. We do not have a formal policy with regard to Trustees’ attendance at the Annual Meetings of Shareholders. All of our Trustees serving at the time of our 2020 Annual Meeting of Shareholders attended the virtual meeting.
Audit Committee
The Audit Committee held seven meetings during 2020. During 2020, the members of the Audit Committee were Ms. Puri, Mr. Tisch and Dr. West. Effective March 26, 2020, we appointed Ms. Mandakini Puri to be Chair of our Audit Committee. Dr. Richard West, after many years as the Chair of our Audit Committee stepped down from that role, but has remained on the Audit Committee for transition purposes.
The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements and responsibilities of the Audit Committee, among other matters. The Audit Committee Charter is available on our website (www.vno.com/governance/committee-charters). The Board has determined that all existing Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy.
The Board has determined that each of Ms. Puri, Mr. Tisch and Dr. West is an “audit committee financial expert,” as defined by SEC Regulation S-K (and thus the Board has three such experts serving on its Audit Committee), and that each of such persons also meets the NYSE standards for financial management expertise. The Board reached this conclusion based on the relevant experience of each of Ms. Puri, Mr. Tisch and Dr. West, including as described above under “Biographies of our Trustees.”
The Audit Committee’s purposes are to: (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public

VORNADO REALTY TRUST	19
2021 PROXY STATEMENT
accounting firm’s qualifications and independence and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our Annual Report on Form 10-K, reviewing our quarterly financial statements prior to the filing of each of our Quarterly Reports on Form 10-Q and annually auditing the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com/governance/confidential-board-contact).
Compensation Committee
The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting and administration of awards under the Company’s omnibus share plans. The committee, which held four meetings during 2020 consisted of the following members: Mr. Tisch, as Chair, Mr. Helman and Dr. West. In February 2021, Ms. Hamza Bassey was appointed to the Compensation Committee, replacing Dr. West. Each of Ms. Hamza Bassey, Mr. Helman, Mr. Tisch and Dr. West had or has been determined by the Board to be independent. The Board has adopted a written Compensation Committee Charter which is available on our website (www.vno.com/governance/committee-charters).
Compensation decisions for our executive officers are made by the Compensation Committee. Decisions regarding compensation of other employees are made by our Chief Executive Officer or other senior managers and are subject to review and approval of the Compensation Committee. Compensation decisions for our Trustees are made by the Compensation Committee and/or the full Board.
The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Secretary and/or other members of management. Compensation Committee meetings are attended from time to time by members of management at the invitation of the Compensation Committee. The Compensation Committee’s Chairman reports the committee’s determination of executive compensation to the Board. The Compensation Committee has authority under its charter to select, retain and approve fees for, and to terminate the engagement of, compensation consultants, special counsel or other experts or consultants as it deems appropriate to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid by us to outside consultants to ensure that such consultants maintain their objectivity and independence when rendering advice to the committee. The Compensation Committee may receive advice from compensation consultants, special counsel or other experts or consultants only after consideration of relevant factors related to their fees, services and potential conflicts of interests, as outlined in the Compensation Committee’s Charter.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of SEC Rule 16b-3; and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Currently, all members of the Compensation Committee meet these criteria.
See “Compensation Discussion and Analysis” below for a discussion of the role of executive officers in determining or recommending compensation for our executive officers. We have also included under “Compensation Discussion and Analysis” a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or Trustee compensation.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee, which met twice during 2020, currently consists of Ms. Beinecke, as Chair, and Mr. Helman and Ms. Puri as the two other members. During 2020, members of the Corporate Governance and Nominating Committee led several discussions of governance matters with the full

20	VORNADO REALTY TRUST
2021 PROXY STATEMENT
Board. Further, in the past year Ms. Beinecke (and members of management) met in person or telephonically with several significant shareholders to discuss our governance practices. Each of Ms. Beinecke, Mr. Helman and Ms. Puri have been determined by the Board to be independent. The Board has adopted a written Corporate Governance and Nominating Committee Charter, which is available on our website (www.vno.com/governance/committee-charters). The committee’s responsibilities include the selection of potential candidates for the Board and the development and review of our governance principles. It also reviews Trustee compensation and benefits and oversees annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company’s Corporate Governance Guidelines and as are set forth below. The committee is then responsible for recommending to the Board a slate of candidates for Trustee positions for the Board’s approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members; however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Steven J. Borenstein, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019, and will evaluate any such recommendations using the criteria set forth in the Corporate Governance and Nominating Committee Charter and our Corporate Governance Guidelines.
In nominating Steven Roth for re-election at the 2021 Annual Meeting and assuming Mr. Roth were to be re-elected at all the boards on which he currently serves, the Corporate Governance and Nominating Committee (and later the full Board) considered that Mr. Roth would serve on boards of three public companies in addition to our Board. However, the Committee noted that one of those companies, Alexander’s, is an affiliate for which we manage its properties and the two other companies (JBG Smith and Urban Edge) resulted from spinning business units out of our Company and have a broadly overlapping shareholder base. The Corporate Governance and Nominating Committee and the full Board each determined that Mr. Roth’s service on these other Boards does not detract from his ability to represent, and devote time to, our Company and that such other Board service may in fact benefit our Company. In particular, the Corporate Governance and Nominating Committee considered that:
•
Alexander’s is managed by the Company, and Mr. Roth’s service on the Alexander’s Board is important to the performance of his duties to Vornado; and

•
Prior to the spinoffs, Mr. Roth served as the CEO of the businesses comprising Urban Edge and substantially comprising JBG Smith, both of which were fully integrated in Vornado. The spinoffs represented a significant reduction in Mr. Roth’s time devoted to these businesses. In the Corporate Governance and Nominating Committee’s view, Mr. Roth’s current service on the Boards of Urban Edge and JBG Smith provides industry knowledge that benefits Vornado and the Vornado shareholders that continue to own these companies.

The Corporate Governance and Nominating Committee will continue to assess the benefits of Mr. Roth’s service on these Boards.
Executive Committee
The Executive Committee possesses and may exercise certain powers of the Board in the direction of the management of the business and affairs of the Company. The Executive Committee consists of three members: Mr. Roth, Ms. Beinecke and Mr. Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2020.
The Board’s Role in Risk Oversight
While day-to-day risk management is primarily the responsibility of the Company’s senior management team, the Board of Trustees is responsible for the overall supervision of the Company’s risk management activities. The Board’s oversight of the material risks faced by our Company occurs at both the full Board level and at the committee level. The Board’s role in the Company’s risk oversight process includes receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, reputational, environmental, social, governance and climate change risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within our organization or in connection with other management-prepared presentations of risk to enable the Board (or committee, as applicable) to understand our risk identification, risk management and risk mitigation strategies. By “risk owner,” we mean that person or group of

VORNADO REALTY TRUST	21
2021 PROXY STATEMENT
persons who is or are primarily responsible for overseeing a particular risk. As part of its charter, the Audit Committee discusses our guidelines and policies with respect to which our management assesses and manages the Company’s exposure to risk and reports to the full Board its conclusions as a partial basis for further discussion by the full Board. This enables the Board and the applicable committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition to the Board’s review of risks applicable to the Company generally, the Board conducts regular strategic and personnel reviews.
* * * * *
Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.vno.com).

22	VORNADO REALTY TRUST

CORPORATE SOCIAL RESPONSIBILITY

We believe that sound corporate citizenship, governance and environmental principles are essential to our success. Our goal is to operate with the highest level of integrity and in a sustainable manner. We believe that an integrated approach to business strategy, corporate governance, sustainability and corporate citizenship provides for a better operating company, creates more attractive properties and creates long-term value. The following table highlights certain of our policies and initiatives in the area of corporate social responsibility.
Strong Ethical and Social Policies
•
We maintain a strong Code of Business Conduct and Ethics that applies to all of our Trustees, executive officers and employees.

•
We have adopted a refreshed and renewed anti-harassment policy. This policy prohibits hostility towards individuals in protected categories, prohibits sexual harassment in any form, details how to report harassment issues and prohibits retaliation.

•
We have enhanced our claw-back policy to also provide for potential claw-backs for violations of significant Company policies as well as for bad faith or dishonest actions or receipt of an improper personal benefit.

•
We have anti-hedging and anti-pledging policies.

•
Our policies and manuals prohibit bribes, money laundering and other corruption.

•
We strictly restrict conflicts of interest.

•
We strictly restrict political contributions on behalf of the Company and these policies are subject to the oversight of our Corporate Governance and Nominating Committee. The Company did not make any political contributions in 2020.

•
We have a policy restricting the receipt of gifts.

•
We have established and circulated straight-forward procedures for reporting any policy violations or other wrongdoing.

•
We comply with all applicable laws and regulations regarding employing child labor, respecting human rights and not purchasing conflict minerals.

•
We require our vendors and their subcontractors to comply with our applicable policies.

•
We require our employees to be trained in, and to regularly review and acknowledge, our policies.

•
We have established reporting procedures, guidelines and hotlines to facilitate the reporting of violations of our policies.

•
We actively monitor and audit internal compliance with our policies with the oversight of the Corporate Governance and Nominating Committee and, ultimately, the full Board.

Human Capital Management and Social Engagement
•
We seek to maintain a working environment that is open, diverse and inclusive, and where our people feel valued, respected, included and accountable.

•
We are committed to a culture of respect and believe that all individuals should have the opportunity to excel.

•
We believe a diverse and inclusive environment fosters innovation, productivity and creativity, which are critical to our success.

•
We are focused on being an employer of choice for all talent, where employees can feel like they belong.

•
We aim to hire and retain employees from all races, ethnicities, genders, sexual orientations, abilities, backgrounds, experiences and locations.

•
We publish employee demographics data, which is the foundation of our EEO-1 report, each year in our ESG Report.

VORNADO REALTY TRUST	23

•
We have a human capital management program that provides extensive opportunities and programs for training to promote career and personal development for employees and to encourage innovation and engagement. Our tuition reimbursement program offers up to $5,250 per employee each year for qualified reimbursement of education or professional development costs.

•
We are committed to providing compensation and benefits programs and policies that support the needs and lifestyles of our employees and their families. Our benefit programs include:

◦
Medical and dental insurance coverage;

◦
Life and disability insurance;

◦
Competitive vacation and leave policies; and

◦
401(k) matches and HSA contributions.

•
To accommodate our workforce during the COVID-19 pandemic, we have implemented the following programs and accommodations:

◦
Divided our workforce into two teams alternating weekly working in the office and working from home to maintain social distancing;

◦
Daily COVID-19 temperature screening upon entering our buildings and daily health screening questionnaire;

◦
Flexible work from home and sick leave policies;

◦
Subsidized parking and lunch for employees working in our offices; and

◦
Weekly COVID-19 testing of all employees working in our offices.

•
Our greatest and most scarce asset is our people. We strongly believe in training and retaining talented employees and having management at many levels engage with our Board.

•
Furthermore, a good relationship with the communities in which we operate is essential. We foster and encourage community engagement and volunteerism for all employees.

Leader in Sustainability Practices
•
We have received the ENERGY STAR Partner of the Year Award with Sustained Excellence six times, most recently in 2020.

•
In every year since 2013, we have received the Global Real Estate Sustainability Benchmark Green Star Ranking, and we were a Green-Star recipient in 2020.

•
We have received the NAREIT Leader in the Light Award for every year since 2010.

•
We are one of the largest owners of LEED-certified properties in the United States.

Sustainability
We believe that our Company has been a leader in promoting sustainability practices. We regularly report to the Board and the Corporate Governance and Nominating Committee on our sustainability programs, and our Board and Corporate Governance and Nominating Committee play an active role in the oversight of Vornado’s sustainability practices, recognizing that sustainability and energy efficiency are central to Vornado’s business strategy. In connection with our sustainability programs, we focus on:
•
Sustainable and efficient practices in the way we design, build, retrofit and maintain our portfolio of buildings. We believe that energy efficiency and resource conservation achieve the twofold benefit of controlling our operating expenses and reducing our impact on the environment.

•
Maintaining healthy indoor environments for our tenants and employees and incorporating health and wellness into our design principles and operating standards.

•
Recognizing climate change as a material issue to our business, due to the risks that it may present to our assets. We assess opportunities to fortify our assets against these risks while mitigating our own contribution

24	VORNADO REALTY TRUST

to climate change through reduction of our carbon footprint. We are assessing our Company’s exposure to climate change through analysis of the potential impact of various global warming scenarios. We further assess our impact on climate change mitigation through membership in business associations in our markets and support for climate change policy and regulation.
•
Smart infrastructure improvements, investing in sustainable technologies and employing best practices for building operations. We make investments in low-carbon technologies, including energy efficiency, retrofitting our buildings to rely on lower carbon sources of energy, smart building technology to optimize our energy demand, and exploratory opportunities in energy storage and renewable power.

•
Establishing partnerships with our tenants and communities.

•
Setting goals around our sustainability policies and reporting on our progress and achievements in our annual Environmental, Social & Governance report available on our website at www.vno.com/sustainability/overview which is not incorporated into this proxy statement.

VORNADO REALTY TRUST	25

PRINCIPAL SECURITY HOLDERS
The following table lists the number of Shares and Units beneficially owned, as of March 22, 2021, by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), (ii) Trustees of the Company, (iii) the executive officers of the Company defined as “Named Executive Officers” in “Executive Compensation” below, and (iv) the Trustees and all current executive officers of the Company as a group. Unless otherwise specified, “Units” are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company’s ownership of Units is not reflected in the table but is described in footnotes (1) and (2).
Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)(2)	Percent of All Shares(1)(2)(3)	Percent of All Shares and Units(1)(2)(4)
Named Executive Officers and Trustees
Steven Roth(5)(6)(7)	(8)	9,417,105	4.90%	4.58%
David Mandelbaum(5)(7)(9)	(8)	8,972,534	4.69%	4.37%
Russell B. Wight, Jr.(5)(7)(10)	(8)	5,971,291	3.12%	2.91%
Michael D. Fascitelli(7)(11)	(8)	2,046,260	1.07%	1.00%
David R. Greenbaum(7)(12)	(8)	583,312	*	*
Michael J. Franco(7)	(8)	250,363	*	*
Joseph Macnow(7)(13)	(8)	217,771	*	*
Daniel R. Tisch(7)(14)	(8)	74,862	*	*
Glen J. Weiss(7)	(8)	69,009	*	*
Richard R. West(7)(15)	(8)	48,645	*	*
Candace K. Beinecke(7)	(8)	35,002	*	*
William W. Helman IV(7)	(8)	26,851	*	*
Beatrice Hamza Bassey(7)	(8)	11,018	*	*
Mandakini Puri(7)	(8)	10,549	*	*
All Trustees and current executive officers as a group (18 persons)(7)	(8)	16,888,615	8.73%	8.22%
Other Beneficial Owners
The Vanguard Group, Inc.(16)	100 Vanguard Blvd Malvern, PA 19355	26,300,130	13.74%	12.80%
Norges Bank (The Central Bank of Norway)(17)	Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	18,082,373	9.44%	8.80%
BlackRock, Inc.(18)	55 East 52nd Street New York, NY 10055	16,490,214	8.61%	8.03%
State Street Corporation(19)	One Lincoln Street Boston, MA 02111	10,461,064	5.46%	5.09%

*
Less than 1%.

26	VORNADO REALTY TRUST

(1)
Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 191,464,179 Shares and 14,004,849 Units (other than Units held by the Company) outstanding as of March 22, 2021.

(2)
In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 93% of the Units of, the Operating Partnership as of March 22, 2021 (one Unit for each Share outstanding). Generally, any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, cash or one Share for each Unit tendered, subject to customary anti-dilution provisions (the “Unit Redemption Right”). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company or otherwise pursuant to applicable securities laws and rules. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)
The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)
The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (upon the redemption or conversion of Company or Operating Partnership securities for or into Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)
Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are, directly or indirectly, the three general partners, owns 5,503,548 Shares. These Shares are included in the total Shares and the percentage of class for each of them. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

(6)
Includes 3,873 Shares owned by the Daryl and Steven Roth Foundation over which Mr. Roth holds sole voting power and sole investment power. Does not include 37,299 Shares owned by Mr. Roth’s spouse, as to which Mr. Roth disclaims any beneficial interest.

(7)
The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested and redeemable restricted units (as described below) as indicated: Steven Roth—83,469; David Mandelbaum—20,148; Russell B. Wight, Jr.—20,148; Michael D. Fascitelli—15,810; David R. Greenbaum—88,517; Michael J. Franco—27,850; Joseph Macnow—51,234; Daniel R. Tisch—19,862; Glen J. Weiss—6,793; Richard R. West—19,540; Candace K. Beinecke—22,689; William W. Helman IV—11,651; Beatrice Hamza Bassey—11,018; Mandakini Puri—10,549; and all Trustees and executive officers as a group—497,528. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested or unredeemable restricted units as indicated: Steven Roth—458,722; David Mandelbaum—1,345; Russell B. Wight, Jr.—1,345; Michael D. Fascitelli—1,345; David R. Greenbaum—266,094; Michael J. Franco—291,582; Joseph Macnow—197,222; Daniel R. Tisch—1,345; Glen J. Weiss—135,850; Richard R. West—1,345; Candace K. Beinecke—1,345; William W. Helman IV—0; Beatrice Hamza Bassey—0; Mandakini Puri—4,034; and all Trustees and executive officers as a group—1,865,270. The number of Shares or Units beneficially owned by the following persons does not include the number of unearned and unvested Outperformance Plan Units (“OPP Units”) as indicated: Steven Roth—809,382; David R. Greenbaum—242,747; Michael J. Franco—220,211; Joseph Macnow—156,028; Glen J. Weiss—178,535; and all Trustees and executive officers as a group—1,908,827. The number of Shares or Units beneficially owned by the following persons does not include the number of unearned and unvested Appreciation Only Long-Term Incentive Plan Units as indicated: Steven Roth—265,824; David R. Greenbaum—89,716; Michael J. Franco—83,072; Joseph Macnow—58,150; Glen J. Weiss—43,246; and all Trustees and executive officers as a group—682,371.

(8)
The address of each of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(9)
Of these Shares, 2,909,252 are held in a partnership of which the general partner is Mr. Mandelbaum and the limited partners are Mr. Mandelbaum and trusts for the benefit of Mr. Mandelbaum and his issue. In addition, 122,002 of these Shares are held in trusts for the benefit of Mr. Mandelbaum’s grandchildren.

(10)
Includes 31,907 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 20,575 Shares owned by the spouse and children of Mr. Wight as to which Mr. Wight disclaims any beneficial interest.

(11)
The number of Shares beneficially owned by Mr. Fascitelli includes 672,334 Shares held in a grantor annuity trust, 67,537 Shares held by a limited partnership and 105,191 Shares held in a limited liability company and does not include 3,150 Shares owned by his children as to which Mr. Fascitelli disclaims any beneficial interest.

(12)
Includes 49,817 Units held by a limited liability company, 258,323 Units held in grantor trusts and 30,700 Shares held in a family trust. Excludes 150,000 Shares held by a limited liability corporation, 53,960 Shares and 3,040 Units held in trusts for the benefit of his children and 12,948 Units held by his spouse as to which Mr. Greenbaum disclaims any beneficial interest.

(13)
Excludes 3,128 Shares held by Mr. Macnow’s spouse.

(14)
50,000 of these Shares are held through a foundation. Mr. Tisch maintains the right to control the vote and disposition of these Shares but disclaims any pecuniary interest therein.

VORNADO REALTY TRUST	27

(15)
Dr. West and his wife own 3,231 of these Shares jointly. Also included are 1,953 Shares that may be acquired upon conversion of 1,000 Series A preferred shares of beneficial interest owned by Dr. West.

(16)
According to an amendment to Schedule 13G filed on February 10, 2021.

(17)
According to an amendment to Schedule 13G filed on January 28, 2021.

(18)
According to an amendment to Schedule 13G filed on February 1, 2021.

(19)
According to an amendment to Schedule 13G filed on February 11, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act requires our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such Trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.
Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that the only filing deficiency under Section 16(a) by our Trustees, executive officers and 10% shareholders in the year ended December 31, 2020 (or in 2021, prior to the mailing of this proxy statement) was one late filing in 2020 by Ms. Beinecke with regard to a transaction reported on a Form 4, due to a clerical error by the Company.

28	VORNADO REALTY TRUST
2021 PROXY STATEMENT
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
Key Compensation Highlights
Shareholder Engagement and Board Responsiveness
✓
Robust shareholder engagement, with participation by our Lead Independent Trustee, seeking input on our executive compensation program

✓
Continued in-depth review of our compensation program, led by the Compensation Committee, with input from shareholders and our independent compensation consultant

Changes for 2021 and Beyond
✓
Implemented changes to our 2021 executive compensation program for 2020 performance, including reducing maximum notional amount of OPP and increasing performance measurement period to four years

✓
Granted a one-time waiver of the formulaic threshold components of our Annual Incentive Plan for 2020 due to the substantial, negative effects of the COVID-19 pandemic on our non-real estate businesses including Building Maintenance Services (“BMS”), our signage and parking business, tradeshows, Hotel Pennsylvania and lease terminations resulting primarily from retail tenant bankruptcies. Waiver does not apply to 2021 and upon the normalization of our variable businesses following the COVID-19 pandemic, our Compensation Committee will consider reducing the bonus pool cap of 1.75% of FFO, as adjusted, as appropriate, based on the reduction in the size of the executive team

Substantial Performance-Based and At-Risk Components
✓
Pay-for-performance philosophy, including 99% of CEO’s and 71% of other NEOs’ compensation in the form of equity with actual value tied to Vornado’s Share price performance

✓
Significant portion of long-term compensation in the form of performance-based equity that requires the achievement of significant performance hurdles to have any value

✓
Realized Compensation outcomes demonstrate the strong pay-for-performance alignment within our program

✓
Except for 2020, our annual bonus plan has a formula-driven cap and we disclose goals and results

✓
Metrics in our compensation program continue to align with the most important business metrics that drive value creation: FFO, NOI, and Total Shareholder Return (“TSR”)

Shareholder-Friendly Compensation Programs
✓
CEO required to hold equity having a value of at least 6x salary and other NEOs must hold equity with a value of at least 3x salary

✓
Maintain a cap on incentive compensation payouts

✓
Double-trigger equity acceleration upon a change of control

✓
No excessive retirement benefits or retirement plan (other than a 401(k))

✓
No excessive perquisites or benefits

✓
Anti-hedging and anti-pledging policies; our anti-hedging policy applies to Trustees and executive officers and covers hedging their ownership in Shares, including by trading in options, puts, calls, or other derivative instruments related to Shares

✓
No tax gross-ups

✓
No dividends or other distributions on unearned equity awards subject to performance-based vesting (other than limited distributions on operating partnership awards for tax purposes)

VORNADO REALTY TRUST	29
2021 PROXY STATEMENT
Approach of this Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program for 2020, including certain elements of our 2021 program and the executive compensation philosophy used by our Compensation Committee to make decisions.
We use our program to attract, retain and appropriately reward our senior executive team. This CD&A explains how the Compensation Committee made 2020 compensation decisions for the following named executive officers (the “Named Executive Officers” or “NEOs”):
•
Steven Roth, Chairman and Chief Executive Officer (our “CEO”);

•
Joseph Macnow, Chief Financial Officer and Chief Administrative Officer, separated from service December 31, 2020;

•
David R. Greenbaum, Vice Chairman, separated from service as of December 31, 2020;

•
Michael J. Franco, President (and, effective December 31, 2020, Chief Financial Officer); and

•
Glen J. Weiss, Executive Vice President—Office Leasing, Co-Head of Real Estate.

Under SEC rules and regulations, the “Summary Compensation Table” must report the salary paid and cash bonus earned during that year. That table also requires all equity-based awards to be reported in the year granted, even if that year is different than the year for which a grant applies. We grant annual incentive equity retrospectively—in the first quarter of a new year for the actual performance in the most recently completed year. To more accurately present our compensation information in line with how we make decisions about compensation (as described in more detail under “— Comparison of 2018-2020 Direct/Realizable Compensation”), the following discusses both the salary and bonus paid for a year and the equity granted in the following year for that year. We also present (under “— Realized Compensation Table”), the actual compensation received for 2020, 2019, and 2018. We believe Realized Compensation is helpful in evaluating the effectiveness of our compensation program.
Recent Management Changes
Effective December 31, 2020, we made the following management changes:
1.
David R. Greenbaum (age 69), executive Vice Chairman, separated from service with the Company and is now serving in a consulting role as non-executive Vice Chairman;

2.
Joseph Macnow (age 75), Executive Vice President, Chief Financial Officer and Chief Administrative Officer separated from service with the Company and is now serving as a Senior Advisor;

3.
Michael J. Franco (age 52), previously our President was appointed to also serve as our Chief Financial Officer; and

4.
Thomas Sanelli (age 48) was promoted to Executive Vice President—Finance & Chief Administrative Officer.

Three of these individuals (Messrs. Greenbaum, Macnow and Franco) are designated as NEOs for purposes of our CD&A and these four individuals listed above, together with Messrs. Roth, Chera, Langer and Weiss, comprise our senior management team (and to whom we refer in this Proxy Statement as the “Senior Executives”). We believe that these management changes are important steps in continuing our generational management succession plans and allow for a seamless transition and a significant reduction in overhead.
Neither Mr. Franco nor Mr. Sanelli received compensation increases in connection with their additional responsibilities and we did not make any one-time grants to such executives in connection therewith.
Shareholder Engagement and Board Responsiveness
At our 2020 Annual Meeting of Shareholders, our say-on-pay proposal did not receive the support of the holders of a majority of our shares. This result was well below the level of support for our prior annual say-on-pay votes. In December 2020, we implemented the following substantial compensation reductions:
•
Reduced our CEO’s Direct/Realizable Compensation by $3.0 million, or 27%, from 2019 to 2021 (based on anticipated 2021 compensation, as further described below), including a reduction in our CEO’s Direct/Realizable Compensation by $1.8 million, or 16%, from 2019 to 2020 (our CEO’s compensation was not increased between 2016 and 2019); and

•
Reduced the Direct/Realizable Compensation of our other NEOs by a total of $8.3 million, or 45%, from 2019 to 2021 (taking into account Messrs. Greenbaum’s and Macnow’s 2021 consulting roles and reduced compensation), including a reduction of $3.7 million, or 20%, from 2019 to 2020.

30	VORNADO REALTY TRUST
2021 PROXY STATEMENT
Direct /Realizable and Realized Compensation are calculated as described in this Compensation Discussion and Analysis section of this Proxy Statement. 2021 Total Direct /Realizable Compensation and Realized Compensation represents additional compensation reductions that the Compensation Committee and Mr. Roth have agreed to for 2021 and the equity components are calculated using the same fair-value methodology that was applied to the 2020 Direct/Realizable Compensation. The Realized Compensation for 2021 does not include the value of OPP units granted under the 2018 OPP Plan because those units did not meet the applicable performance requirements as of March 15, 2021 and, accordingly, the applicable units can no longer be earned.
Our executive compensation program is designed so that the actual Total Realized Compensation closely aligns with our actual Share performance. As the chart above demonstrates, total Direct/Realizable Compensation for our CEO decreased in 2020, compared to 2019, and his Realized Compensation is significantly lower than total Direct/Realizable Compensation for each year. Performance-based, long-term equity awards for the three-year performance periods ending in 2018, 2019 and 2020 were not earned and no such payouts were made in 2018, 2019 or 2020, demonstrating the at-risk nature of our performance-based program and its alignment with shareholder interests. In addition, the Compensation Committee and Mr. Roth have agreed to further reductions to his 2021 compensation and his OPP award that was granted in 2018 with a grant date fair value of $5.6 million did not meet the performance threshold at the March 15, 2021 measurement date and therefore was not earned.
Since our 2020 Annual Meeting, we reached out to shareholders representing more than 58% of our outstanding common shares (as of December 31, 2020) and spoke with shareholders representing more than 56% of our outstanding common shares, including those who voted against our say-on-pay proposal in 2020. Our Lead Independent Trustee participated in conversations with over half of these shareholders.

VORNADO REALTY TRUST	31
2021 PROXY STATEMENT
The following table summarizes key topics discussed with shareholders during our most recent engagement, the feedback we received and the actions taken in response for 2020 and 2021:
	What we Heard	How we Responded
Pay For Performance	• Shareholders are focused on alignment of executive compensation and shareholder performance
•
Overall NEO Direct/Realizable Compensation was reduced from $29.6 million in 2019 (excluding one-time awards) to an expected $18.3 million in 2021, a 38% reduction, reflecting the reduced amounts payable to Messrs. Greenbaum and Macnow in 2021 for their consulting roles and no increase in 2021 compensation for Mr. Franco despite his additional role as Chief Financial Officer.

•
Our CEO’s compensation, as shown above, has been reduced by $3.0 million, or 27%, from 2019 to 2021

Annual Incentive Awards
•
Shareholders generally understood the rationale for the one-time waiver by the Board and Compensation Committee of the formulaic components in our annual incentive plan with respect to 2020 performance due to the significant, negative effects of COVID-19 on our variable businesses but requested clear disclosure regarding the rationale for this change and that the formulaic components of the annual incentive plan still apply in future years

•
Described the one-time waiver in this section of our proxy statement, including the applicable comparable FFO metrics and the negative effects of COVID-19 on our variable businesses and tenant retailer bankruptcies (e.g., J.C. Penney)

•
Maintained formulaic threshold comparable FFO components for 2021 annual incentive plan

•
Annual Incentive Awards are only one component of our overall compensation (comprising less than 15% of our aggregate 2020 NEO’s total compensation, as shown in the Summary Compensation Table) and, when setting overall compensation for the NEOs in consultation with our Compensation Consultant, our Compensation Committee evaluates the level of our overall compensation program in comparison to our peers

32	VORNADO REALTY TRUST
2021 PROXY STATEMENT
	What we Heard	How we Responded
Performance-Based, Long-Term Incentive Awards	• Investors broadly supported the OPP Awards granted in 2020 for 2019 performance
•
Granted OPP awards again in January 2021 for 2020 performance and made two changes to better align pay and performance:

•
Increased performance measurement period to four years from three years

•
Reduced maximum notional amount of OPP awards from $35 million to $30 million

Disclosure
•
Shareholders encouraged proxy statement disclosure of:

•
Board diversity

•
Board Refreshment progress

•
Political Contributions

•
Modifications to 2020 compensation as a result of the COVID-19 pandemic

•
Direct/Realizable vs. Realized Compensation disclosure and shareholder alignment

•
Board’s response to the 2020 say-on-pay vote outcome

•
Added disclosure on Board diversity, ongoing Board refreshment efforts and political contributions

•
Enhanced disclosure regarding 2020 compensation reductions and modifications relating to COVID-19 pandemic

•
Continued disclosing total Realized Compensation relative to Direct/Realizable Compensation to showcase the strong alignment of pay with performance

•
Enhanced disclosure related to how the Compensation Committee aligns pay with performance through program design

ESG
•
Emphasized the importance of continued disclosure on sustainability matters, including reporting in accordance with SASB and TCFD

•
Encouraged designating a Board committee as responsible for direct oversight of climate risk

•
Supported continued disclosure of Equal Employment Opportunity Commission (EEO) statistics and employee benefits

•
2020 ESG Report includes extensive information on our (i) sustainability measures and plans, including disclosures in accordance with SASB and TCFD preliminary scenario analysis and (ii) 2020 EEO statistics on employee demographics across the Company and at management levels

•
Board delegated to the Corporate Governance and Nominating Committee the specific oversight responsibility for climate risk matters, in addition to its oversight of ESG matters

VORNADO REALTY TRUST	33
2021 PROXY STATEMENT
Significant Compensation Reductions
As a result of the ongoing impact of the COVID-19 pandemic on our business, effective April 1, 2020, our Trustees and senior executives agreed to the following compensation reductions for the remainder of 2020:
•
Our Chairman and CEO, Mr. Roth, waived 50% of his annual base salary;

•
Mr. Franco, our President during 2020 (and, effective December 31, 2020, also Chief Financial Officer), Mr. Greenbaum, our executive Vice Chairman during 2020, and Mr. Macnow, our Chief Financial Officer and Chief Administrative Officer during 2020, each waived 30% of their respective annual base salaries;

•
Mr. Weiss and Mr. Langer, Co-Heads of Real Estate, and Mr. Chera, Executive Vice President—Head of Retail, each waived 15% of their respective base salaries; and

•
Each non-management member of our Board waived his or her $75,000 annual cash retainer.

In connection with our $35 million annual overhead reduction program announced in December 2020, our senior management agreed to significant compensation reductions for 2020 and to further significant reductions for 2021. Our NEOs’ Direct/Realizable Compensation that the Compensation Committee anticipates granting for 2021 was reduced from their corresponding 2019 levels by the following amounts and percentages:
•
Mr. Roth:   $3.0 million, or 27%, aggregate reduction, comprised of a $1.8 million, or 16%, reduction from 2019 to 2020 and a further $1.2 million, or 11%, reduction for 2021;

•
Mr. Macnow:   $3.1 million, or 76%, aggregate reduction, comprised of a $900,000, or 22%, reduction from 2019 to 2020 and a further $2.2 million, or 54%, reduction, from 2020 to 2021 (Mr. Macnow’s 2021 compensation is for his senior advisor consulting role and based on the terms of his consulting agreement);

•
Mr. Greenbaum:   $3.5 million, or 64%, aggregate reduction, comprised of a $1.1 million, or 21%, reduction from 2019 to 2020 and a further $2.4 million, or 43%, reduction from 2020 to 2021 (Mr. Greenbaum’s 2021 compensation is for his consulting role and based on the terms of his consulting agreement);

•
Mr. Franco:   $1.2 million, or 24%, reduction (excluding his receipt of a one-time grant of restricted units in 2019), notwithstanding his increased responsibilities as Chief Financial Officer; and

•
Mr. Weiss:   $400,000, or 12%, reduction (excluding his receipt of a one-time grant of restricted units in 2019), notwithstanding his execution of the two largest New York City leases during 2020 with Facebook and New York University.

Commitment to 2021 Compensation Program Enhancements
We believe that we made significant progress in addressing shareholder concerns with our executive compensation changes, taking into consideration the management changes and significant compensation reductions, and will continue to evaluate potential adjustments going forward. To emphasize our focus on aligning executive compensation with shareholder interests, we are committed to evaluate further modifications to our executive compensation program based on feedback provided in our dialogue with shareholders. Our goal is to create a consistent executive compensation structure that is transparent, goal-oriented and linked to objective results, and that reflects evolving best practices. In doing so, we will continue to maintain a compensation program that encourages long-term focus with compensation outcomes that are at-risk and aligned with performance.
2020 Business Highlights
During 2020, our business faced substantial challenges from the COVID-19 pandemic. Our performance was adversely affected by decreases in revenues from our cleaning and maintenance services, signage, parking and tradeshow businesses, Hotel Pennsylvania closure and lease terminations resulting primarily from retail tenant bankruptcies. While our business was adversely affected by the COVID-19 pandemic during 2020, we nevertheless made significant progress executing on our goals and positioning Vornado for future growth, accomplishing the following strategic initiatives:
•
We continued to advance the redevelopment of the PENN District, positioning our Company to capitalize on the enormous opportunity we have on the West Side of Manhattan, including:

•
Completing the largest lease in New York in 2020 with Facebook for all 730,000 square feet (694,000 at our share) of the office portion at our Farley property. The first phase of Facebook space was delivered in January 2021 and the remainder will be delivered later in 2021.

34	VORNADO REALTY TRUST
2021 PROXY STATEMENT
•
Finalizing our agreement with the MTA to oversee the redevelopment of the Long Island Rail Road Concourse, within the footprint of PENN 1. In connection with the redevelopment, we entered into an agreement with the MTA which will result in the widening of the Concourse to relieve overcrowding and our trading of 15,000 square feet of back of house space for 22,000 square feet of retail frontage space.

•
In December 2020, the Moynihan Train Hall opened to the public, further cementing PENN as the transportation center of New York. We, together with our partners, the Related Companies and Skanska Moynihan Train Hall Builders, redeveloped the Moynihan Train Hall.

•
Continued progress on the redevelopment of PENN 1 (2.5 million square feet) and PENN 2 (1.8 million square feet), including unique architectural design and amenities on top of New York’s main transportation hub—the largest rail hub in North America.

•
During 2020, despite a significant decrease in leasing activity generally due to the COVID-19 pandemic, we were able to lease 2.2 million square feet in 54 separate leasing transactions in our New York Office portfolio. Our initial rents were strong at $89.33 per square foot and the average term of these leases was 14.4 years, with positive mark-to-markets of 11.0% GAAP and 4.6% cash. This includes the 730,000 square feet (694,000 at our share) new Facebook lease at Farley Office and 633,000 square feet (348,000 at our share) for the New York University long-term renewal at One Park Avenue, the two largest New York City leasing deals in 2020.

•
During 2020, we closed on the sale of 35 condominium units at 220 CPS for net proceeds of $1.05 billion resulting in a financial statement net gain of $381.3 million. From inception of the 220 CPS project to December 31, 2020, we closed on the sale of 100 units for net proceeds of $2.9 billion resulting in cumulative financial statement net gains of $1.1 billion.

•
Sustainability—In 2020, we were recognized by NAREIT as a Leader in the Light (11 years running), we achieved ENERGY STAR Partner of the Year with Sustained Excellence (sixth time with this distinction) and we earned accolades from the Global Real Estate Sustainability Benchmark (eighth year with “Green Star” Ranking, top quintile of performers, and an “A” grade for our public disclosure). We were cited as the industry model with our innovative approach to having our ESG Report assured by a third party and furnishing it to the SEC.

Executive Compensation Philosophy
Our compensation program is based on a pay-for-performance philosophy and is designed to incentivize executives to achieve financial and strategic goals that are aligned with the Company’s long-term business strategy and the creation of sustained, long-term value for our shareholders.
The objectives of the program include:
RETAIN a highly experienced, “best-in-class” team of executives who have worked together as a team for a long period of time and who make major contributions to our success.
ATTRACT other highly qualified executives to strengthen that team as needed.
MOTIVATE our executives to contribute to the achievement of company-wide and business-unit goals as well as to pursue individual goals.
EMPHASIZE equity-based incentives with long-term performance measurement periods and vesting conditions.
ALIGN the interests of executives with shareholders by linking payouts under annual incentives to performance measures that promote the creation of long-term shareholder value.
ACHIEVE an appropriate balance between risk and reward in our compensation programs that does not encourage excessive or inappropriate risk-taking.

VORNADO REALTY TRUST	35
2021 PROXY STATEMENT
The following shows the 2020 pay mix for our CEO. 99% of his total Direct/Realizable 2020 Compensation is variable and subject to Company performance. For our 2021 performance-based equity award (granted for 2020 performance), our OPP awards have four-year performance periods.
Compensation Components
Our Named Executive Officers’ compensation currently has three primary components:
•
annual base salary, which includes cash payments or equity in lieu thereof;

•
annual incentive award, which includes cash payments and/or equity in lieu thereof; and

•
long-term equity incentive, which includes restricted units and long-term incentive performance awards.

The overall compensation levels and allocation among these components are determined annually by our Compensation Committee considering the Company’s performance during the year and a review of the competitive market for executive talent. Historically, most of the total compensation for our CEO has been in long-term equity awards. These longer-term, equity-based awards reflect the Compensation Committee’s desire to directly align management and shareholder interests and to provide incentives to successfully implement our long-term strategic objectives.

36	VORNADO REALTY TRUST
2021 PROXY STATEMENT
The compensation program for our Senior Executives is described in the table below. Importantly, each component of compensation is subject to a cap.
PAY ELEMENT	COMPENSATION TYPE	OBJECTIVE AND KEY FEATURES
Base Salary	Cash
Objective: To provide appropriate fixed compensation that will promote executive retention and recruitment
Key Features/Actions:
•
Fixed Compensation

•
No more than $1,000,000 in salary

•
“Same Store” NEO base salaries remain unchanged since 2008

Annual Incentive Awards	Short-Term Variable Incentive Cash and/or Restricted Equity
Objective: To reward the achievement of financial and operating objectives based on the Compensation Committee’s quantitative and qualitative assessment of the executive’s contributions. All or a portion of earned annual awards is typically in restricted equity to further align executive’s interests with shareholders.
Key Features/Actions:
•
Variable, short-term compensation awards

•
Aggregate pool only funded upon the achievement of a threshold level of FFO, as adjusted, a key operating metric in the REIT industry (waived for 2020 due to COVID-19 pandemic)

•
Aggregate pool capped at 1.75% of FFO, as adjusted (waived for 2020 due to COVID-19 pandemic)

•
Allocated based on objective and subjective Company, business unit and individual performance

•
Committee can decide to pay out less than the full amount of the funded pool

Annual Restricted Equity Grants	Long-Term Variable Incentive Equity
Objective: To align executive and shareholder interests, promote retention with multi-year vesting and provide stable long-term compensation.
Key Features/Actions:
•
Aligns executive and shareholder interests

•
Vest ratably over four years

•
Subject to a two-year holding period (regardless of vesting) and a “book-up” event (typically an increase in Share price) to have value

VORNADO REALTY TRUST	37
2021 PROXY STATEMENT
PAY ELEMENT	COMPENSATION TYPE	OBJECTIVE AND KEY FEATURES
Outperformance Plan (awarded in 2021 for 2020 performance, 2020 for 2019 performance and 2018 for 2017 performance)	Long-Term Variable Incentive At-Risk Equity
Objective: To enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding senior management for superior and sustained TSR performance based on rigorous absolute and relative hurdles.
Key Features/Actions of 2021 OPP:
•
Only provides value to our executives upon the creation of meaningful shareholder value above specified hurdles over a four-year performance period

•
four-year measurement period (increased from three-year measurement period in 2020 OPP) and subject to a maximum plan value of $30 million for grants in 2021 for 2020 performance, a decrease from maximum plan value of $35 million for grants in 2020 for 2019 performance

•
Under the Absolute TSR component of the 2021 OPP, the Company must achieve a return in excess of 28% (or 7% per annum) for OPP Units to earn any value

•
Under the Relative TSR Component, the Company must achieve a return above an applicable industry index or indices (the “Index”) for OPP Units to earn any value. OPP Units awarded in 2021 used the SNL US Office REIT Index (80%) and the SNL US Retail REIT Index (20%)

•
Under the Relative TSR Component, to the extent the Company underperforms the Index by more than 800 basis points (or 200 basis points per annum), the Absolute TSR Component payout, if any, is reduced with a maximum payout of 50%

•
The Relative TSR Component value is reduced if the Absolute TSR is below 2% per annum with a maximum payout of 50% of the awards if the Absolute TSR is less than 0%

•
50% of the earned payouts vest at the end of the performance measurement period and the remaining 50% vest on the one-year anniversary of the end of the performance period. Earned payouts are also subject to an additional one-year holding period following vesting

38	VORNADO REALTY TRUST
2021 PROXY STATEMENT
Pay Mix
We believe that the executive team’s compensation should be tied to Company goals. 99% of the Chief Executive Officer’s 2020 compensation and 83% of the other NEOs’ compensation is tied to performance. Approximately 44% of our Chief Executive Officer’s 2020 compensation and 26% of the other NEOs’ compensation are dependent on the achievement of objective performance criteria. The charts below reflect the pay mix of our CEO and other NEOs.
How Pay Aligns with Performance
2020 Performance Metrics Considered
For 2020 compensation, among the factors considered, both objectively and subjectively, were the changes in the Company’s results during the year (NOI at share, FFO and FFO, as adjusted), our TSR for the year, and the factors mentioned below. The decreases in 2020 compensation for Named Executive Officers, and the further decreases for 2021, were based, in part, upon these factors. “NOI” (or Net Operating Income) means total revenues less operating expenses. “FFO” means funds from operations as defined by NAREIT. “FFO, as adjusted,” means FFO as adjusted to exclude non-comparable gains and losses, impairments and non-real estate related items. Each of these metrics are presented in our regular annual and quarterly reports with reconciliations to the most comparable metric presented in accordance with GAAP. Although they are non-GAAP metrics, we use them in making compensation decisions because they facilitate meaningful comparisons in operating performance between periods and among our peers. TSR means our total shareholder return (including dividends) for a given period.
Key Year-Over-Year Comparisons
Our TSR for 2020 was (40.5)% while that of our NY REIT Peers (comprised of SL Green Realty Corp., Empire State Realty Trust and Paramount Group, Inc.) was (29.2)% and that of the FTSE Nareit Office Index was (18.4)%. For 2020, we decreased each of our NEOs’ total Direct/Realizable Compensation as reflected in the “Direct/Realizable Compensation Table.” In addition, as shown in the “Realized Compensation Table,” in 2020, our CEO’s total Realized Compensation was 56% of his total Direct/Realizable Compensation reflecting alignment with shareholder returns. The same is the case for our other NEOs where the average of the total Realized Compensation was 74% of the average of their total Direct/Realizable Compensation.
Key Considerations
We operate in a highly competitive commercial real estate industry where we actively compete for business opportunities and executive talent. In determining compensation levels for 2020, our Compensation Committee did not attribute a numeric weight to any one factor, but sought to find a balance among (i) appropriately recognizing the significant operational achievements during the year, particularly in light of the very difficult operating environment resulting from the COVID-19 pandemic, (ii) maintaining total compensation levels in line with the

VORNADO REALTY TRUST	39
2021 PROXY STATEMENT
competitive market for executive talent and at a level adequate to address our recruitment and retention needs and (iii) maintaining a balanced program to foster alignment of management and shareholder interests consistent with evolving market “best practices” as well as views of our shareholders.
How We Determine Executive Compensation
Our Compensation Committee, comprised solely of independent Trustees, determines compensation for our Named Executive Officers and other Senior Executives. Our Compensation Committee exercises independent judgment on executive compensation and administers our equity incentive programs, including reviewing and approving equity grants under our Omnibus Share Plan (as may be, or may have been amended, the “Omnibus Plan”). Our Compensation Committee operates under a written charter adopted by the Board, which is available on our website (www.vno.com/governance/committee-charters).
In connection with the adverse effect that the COVID-19 pandemic had on our business, our Board and Compensation Committee implemented major changes for the 2020 and 2021 compensation programs as part of a $35 million annual overhead reduction program, including the following:
•
Reduced our CEO’s Direct/Realizable Compensation by $3.0 million, or 27%, from 2019 to 2021 (based on anticipated 2021 compensation, as described herein), including a reduction in our CEO’s Direct/Realizable Compensation by $1.8 million, or 16%, from 2019 to 2020 (our CEO’s compensation was not increased between 2016 and 2019);

•
Reduced the Direct/Realizable Compensation of our other NEOs by a total of $8.3 million, or 45%, from 2019 to 2021 (taking into account Messrs. Greenbaum’s and Macnow’s 2021 consulting roles and reduced compensation), including a reduction of $3.7 million, or 20%, from 2019 to 2020;

•
No annual compensation increases were provided to employees for 2020 performance;

•
Reduced compensation for certain employees making over $250,000 per year, comprised of an aggregate of $12 million of reductions for the Senior Executives and $4 million of reductions for other employees; and

•
Implemented a 70-person reduction in force reducing the annual compensation run-rate by $14 million.

We make our compensation decisions in the first quarter of a year. These decisions cover the prior year’s performance and contributions. In addition, in the first quarter of a fiscal year, we establish that year’s performance threshold for our short-term annual incentive program.
Our compensation decisions are based primarily upon our assessment of each executive’s leadership, operational performance and potential to enhance long-term shareholder value. For our CEO, this assessment is made by the Compensation Committee. For our other Named Executive Officers, this assessment is initially made by our CEO subject to the review and approval of the Compensation Committee. Our annual, short-term incentive program provides for a minimum performance threshold for, and a cap on, a bonus pool for annual incentive awards to our senior executive team. Key factors we consider when making compensation decisions include: actual performance compared to the financial, operational and strategic goals established for the Company or the executive’s operating division; the nature, scope and level of responsibilities; contribution to the Company’s financial results, particularly on metrics such as NOI at share, FFO, FFO, as adjusted, and TSR for the year; contribution to the Company’s sustainability efforts; contribution to the Company’s COVID-19 response generally as well as its collection percentages from tenants during the pandemic; and contribution to the Company’s commitment to corporate responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies. These factors may be considered on an absolute and/or relative basis with respect to other companies or indices.
In determining individual pay levels, we also consider each executive’s historical compensation, the value of an executive’s equity stake in the Company, the appropriate balance between incentives for long-term and short-term performance and the compensation paid to the executive’s peers within the Company. We also consider competitive market compensation paid by other companies that operate in our business or that compete for the same talent pool, such as other S&P 500 REITs, other real estate companies operating in our core markets and, in some cases, investment banking, hedge fund and private equity firms. However, we do not formulaically tie our compensation decisions to any particular range or level of total compensation paid to executives at these companies. Furthermore, we consider the actual Realized Compensation historically received by our management in determining whether our compensation program meets our goals of alignment with shareholder interests.

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In addition, we encourage alignment with shareholders through equity-based compensation. We apportion incentive awards in order to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for executives and other employees. Typically, our CEO receives a higher proportion of his compensation in equity than other Named Executive Officers who, in turn, receive a higher proportion in equity than our other employees. We regularly review our compensation program to determine whether we have given the proper incentives to our Named Executive Officers to deliver superior performance on a cost-effective basis and for them to continue their careers with us.
Role of the Corporate Governance and Nominating Committee, the Compensation Committee, and the CEO
The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates for Chairman and CEO, and for overseeing executive succession plans. The Compensation Committee (1) reviews and approves the compensation of our executive officers and other employees whose total cash compensation exceeds $200,000 per year, (2) oversees the administration and implementation of our incentive compensation and other equity-based awards, and (3) regularly evaluates the effectiveness of our overall executive compensation program.
The Compensation Committee oversees the compensation program for our CEO and our other Named Executive Officers. The Compensation Committee evaluates CEO performance and sets his compensation. Our CEO and the Compensation Committee together assess the performance of other senior executives and our Compensation Committee determines their compensation, based on the initial recommendations of our CEO. The other NEOs do not play a role in determining their own compensation, other than discussing individual performance objectives with our CEO.
In support of these responsibilities, members of our senior executive team, along with other senior executives, have the initial responsibility of reviewing the performance of the employees reporting to them and recommending compensation for those employees.
Role of Compensation Consultants
Until January 2021, our Compensation Committee retained Willis Towers Watson Public Limited Company (“Willis Towers Watson”) as its independent compensation consultant to provide the Compensation Committee with relevant data concerning the marketplace and our peer group as well as its own independent analysis and recommendations concerning executive compensation. Willis Towers Watson regularly participated in Compensation Committee meetings and provided analysis and recommendations with respect to our 2020 compensation. Our Compensation Committee was authorized by the Board to set Willis Towers Watson’s compensation and to replace Willis Towers Watson as its independent outside compensation consultant or hire additional consultants at any time. Prior to the 2016 merger of Towers Watson & Co. with Willis Group, Willis Group had provided us with insurance-related services including services to our captive insurance company. Willis Towers Watson has continued to provide us with such insurance-related services. In 2020, we paid Willis Towers Watson approximately $467,000 in fees for such services and $153,000 for compensation-related services. The Compensation Committee assessed the independence of Willis Towers and the NYSE listing standards and concluded that no conflict of interest existed that would prevent Willis Towers Watson from independently advising the Compensation Committee. The Compensation Committee regularly assesses the independence of its compensation consultants.
For 2020 compensation decisions, Willis Towers Watson prepared, among other reports, an analysis of compensation levels and performance at the following companies that it identified as peer companies within the context of the executive pay philosophy of the Compensation Committee: Alexandria Real Estate Equities, Inc.; Boston Properties, Inc.; Equity Residential; Healthpeak Properties, Inc.; Host Hotels & Resorts, Inc.; Kilroy Realty Corporation; Kimco Realty Corporation; Prologis, Inc.; Public Storage; Simon Property Group, Inc.; SL Green Realty Corp.; Ventas, Inc.; Welltower, Inc.; and W.P. Carey Inc. Our Compensation Committee has elected to use the foregoing executive compensation peer group, because the competitive landscape in which we compete for investment capital and executive talent is comprised of other publicly traded REITs as well as real estate operating companies. Additionally, as many of our competitors in the markets in which we operate, particularly with respect to our New York division, are asset managers not structured as REITs and private entities such as real estate opportunity funds, sovereign wealth funds and pension funds, among others, our Compensation Committee, from time to time, has also considered compensation levels and trends among our non-public competitors as obtained from surveys and other proprietary data sources.

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Consistent with prior years, the Compensation Committee reviewed and discussed the analyses prepared by Willis Towers Watson and determined that the analyses were useful in indicating that the compensation opportunities awarded to executive officers are in line with the prevailing competitive market. Furthermore, Realized Compensation metrics align with the performance of the Company and the shareholder value created.
In January 2021, the Compensation Committee elected not to renew the engagement of Willis Towers Watson. The Compensation Committee has engaged the services of FTI Consulting, Inc., as a compensation consultant, for 2021 compensation. Prior to such engagement, FTI Consulting, Inc. provided services to the Company, assisting with gathering and presenting third-party data used in determining industry- or market-specific results.
Analysis of Risk Associated with Our Executive Compensation Program
Our Compensation Committee has discussed risk as it relates to our executive compensation program and the Compensation Committee does not believe our program encourages excessive or inappropriate risk-taking for the reasons stated below.
We structure our pay to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or Share price performance.
The variable elements of compensation encourage and reward both short- and long-term corporate performance. For short-term performance, annual incentives are based on the formulaic funding of our annual incentive pool and assessments of performance during the prior year. For long-term performance, awards generally vest over three, four or five years. Awards of OPP Units, Performance Conditioned AO LTIP Units, AO LTIP Units or options have value only if our Share price increases over time. Awards of restricted units can be redeemed for Shares only if our Share price increases over time. Awards of restricted units require a two-year holding period (regardless of vesting). For OPP awards, we require our Named Executive Officers to hold the equity received on earned and vested awards for one additional year after they have vested. We and our Compensation Committee also believe that the mix of formulaic criteria and a non-formulaic evaluation of historic performance provides an incentive for our executives to produce superior performance without the distorting effects of providing a pre-determinable compensation award based on the performance of only one division or business unit or upon other results that may not reflect the long- or short-term results of the Company as a whole.
As demonstrated above, our executive compensation program is structured to achieve its objectives by (i) providing incentives to manage the Company for the long-term, (ii) avoiding disproportionately large, short-term incentives that could encourage the taking of risks, (iii) requiring our executives to maintain a significant investment in the Company and (iv) evaluating annually an array of performance criteria rather than focusing on a singular metric that may encourage unnecessary risk-taking. This combination of factors encourages our executives to manage the Company prudently.
Elements of Our Compensation Program
Annual Base Salary
Base salaries are established based on the scope of responsibilities, taking into account the compensation paid by other companies as well as salaries of peers within the Company. Consistent with our pay-for-performance philosophy, annual base salary is a relatively low percentage of total compensation. There were no increases in our Named Executive Officers’ base salary levels for 2020 and there have not been any increases in our “Same Store” NEO’s base salary levels since 2008.
For each of 2020 and 2019, Mr. Roth elected to receive 80% of his annual base salary in restricted units (scheduled to vest pro rata over the applicable year).
Annual Incentive Awards
Our Compensation Committee has established a short-term incentive program for the senior executive team that typically formulaically ties a maximum award pool to achieving a level of FFO, as adjusted, of at least 80% of the prior year. The Company believes FFO, as adjusted, is one of the key operating metrics within the REIT industry and a primary driver of long-term TSR performance. We use FFO, as adjusted, as the primary metric for our annual incentive awards rather than total FFO. FFO, as adjusted, excludes the impact of certain non-recurring

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items, such as gains on the sale of non-depreciable property, non-cash impairment losses, income or loss from discontinued operations and sold properties, gains and losses from the early extinguishment of debt and restructuring costs, among others, and thus the Compensation Committee believes it provides a better metric than total FFO for assessing management’s performance. Under our annual compensation program, participants have the ability to earn annual cash incentive payments and/or equity awards if and only if FFO, as adjusted, is at least 80% or more of the prior year’s comparable FFO, as adjusted. Moreover, even if the Company does achieve the stipulated FFO, as adjusted, performance requirement, the Compensation Committee retains the right, consistent with best practices, to elect to reduce or make no payments under the program. Given the substantial, negative effects of the COVID-19 pandemic on our non real-estate businesses including BMS, our signage and parking business, tradeshows, Hotel Pennsylvania and lease terminations resulting primarily from retail tenant bankruptcies, our 2020 FFO, as adjusted, was approximately 72.5% of our 2019 FFO, as adjusted. Recognizing the unique, unexpected one-time nature of the items noted above due to the COVID-19 pandemic and that such effects were external, market-driven effects outside of our management team’s control, our Compensation Committee and Board approved a one-time waiver to the 80% of FFO, as adjusted, requirement and authorized an aggregate $9,450,000 of annual incentive awards to our eight Senior Executives.
For 2020, our Compensation Committee initially established a cap for the aggregate pool of the bonuses to the Senior Executives at 1.75% of FFO, as adjusted. The above-mentioned $9,450,000 of annual incentive awards, the same amount that was granted in 2019, notwithstanding the increase in the Senior Executives pool from seven to eight persons in 2020, comprised approximately 1.96% of 2020 FFO, as adjusted. The Compensation Committee also waived the 1.75% cap for 2020 only, but the 1.75% cap and the requirement that FFO, as adjusted, be at least 80% or more of the prior year’s comparable FFO, as adjusted, for payment of annual cash incentive payments will apply for 2021.
In future years when our variable businesses stabilize following the COVID-19 pandemic, given the separations from service of Messrs. Greenbaum and Macnow, our Compensation Committee will consider an appropriate reduction in the cap on the size of the annual incentive plan bonus pool.
Individual award allocations are determined by the Compensation Committee from an assessment of individual and Company performance. Performance criteria used when determining awards include, among others, the following:
•
TSR, both on an absolute basis and relative to the performance of the peer group and the REIT industry;

•
Leasing performance and occupancy levels;

•
Capital markets performance and maintenance of a strong balance sheet;

•
Same store NOI at share;

•
FFO and FFO, as adjusted;

•
Implementation and achievement of goals, including expense control and adherence to budget, COVID-19 response, tenant collections and sustainability initiatives; and

•
Achievement of business unit and/or departmental objectives.

Any awards under the annual incentive program are payable in cash and/or equity awards, generally in the first quarter of each year for the prior year’s performance.
For annual incentive awards paid in 2021 (for 2020 performance), Messrs. Roth, Greenbaum and Macnow received all of their awards in restricted units which were vested upon grant and Mr. Franco elected to receive half of his award in restricted units which vest one year from the date of grant, and in each case may not be redeemed for Shares for two years.
Long-Term Equity Incentives
Compensation is typically awarded in long-term equity issued under our Omnibus Plan through performance-based awards, such as those under our OPP Units or Performance Conditioned AO LTIP Units, and grants of time-based restricted units. Equity awards link compensation directly to the performance of our Share price. We believe this encourages our NEOs to make business decisions with an ownership mentality. Our NEOs were awarded OPP Units and time-based restricted units on a 50/50% basis for 2020 performance. Other employees

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received awards of time-based restricted units for 2020 performance. There were no Performance Conditioned AO LTIP Units awards for 2019 or 2020 performance. Our long-term equity programs were developed with input of FTI Consulting, Inc. (a compensation consultant retained by the Company) and Willis Towers Watson.
Description of Awards:
OPP Awards. We awarded OPP Units in 2021 for 2020 performance, in 2020 for 2019 performance and in 2018 for 2017 performance. These awards were made to the Senior Executives and certain other members of our management team. The 2021 OPP awards are earned over a four-year period, and, if earned, vest 50% in 2025, at the end of the four-year period, and 50% in 2026. The awards provide for immediate cancellation if the executive voluntarily leaves or is terminated for cause (and, in either case, such person is no longer providing services to the Company, excluding certain outstanding awards held by retirement eligible executives over the age of 65. Furthermore, we require our Senior Executives to hold earned and vested awards for one additional year after they have vested.
Our OPP is designed to provide compensation in a “pay-for-performance” structure. Awards under the OPP are a class of units (collectively referred to as “OPP Units”) of the Company’s Operating Partnership, Vornado Realty L.P. If the specific performance objectives of the OPP are achieved, earned OPP Units become convertible into Class A common units of the Operating Partnership (and ultimately into Shares) following vesting, and their value fluctuates with changes in the value of our Shares. If the performance objectives are not met, the OPP Units are cancelled. Generally, unvested OPP Units are forfeited if the executive leaves the Company. OPP Units are intended to also provide recipients with more favorable income tax attributes than grants of Shares. Under our 2021 OPP, participants have the opportunity to earn compensation payable in equity if we outperform a predetermined TSR and/or outperform the market on relative TSR over a four-year performance period measured at the end of the fourth year. Awards under our 2021 OPP may be earned if the Company (i) achieves a TSR above that of an industry index or indices over a four-year period (the “Relative Component”), and/or (ii) achieves a TSR level greater than 28% (over the four-year performance period) (the “Absolute Component”). For the 2021 OPP Plan (awarded for 2020 performance), we used a combination of the SNL Office Index (80%) and the SNL Retail Index (20%) for the Relative Component. To the extent awards would be earned under the Absolute Component, but the Company underperforms the Index by more than a specified margin, awards earned under the Absolute Component would be reduced based on the degree to which the Company underperforms the Index with the maximum payout being 50% under the Absolute Component. If the Company outperforms the Index, but awards would not otherwise be earned under the Absolute Component, awards may still be earned under the Relative Component. Moreover, to the extent awards would otherwise be earned under the Relative Component but the Company fails to achieve at least a 2% per annum absolute TSR level, awards earned under the Relative Component would be reduced. If the TSR is less than 0% the maximum payout is 50% of the total award regardless of relative performance. If the performance objectives are achieved, 50% of the OPP Units underlying a given award remain subject to time-based vesting for one additional year. This creates a five-year retention period (plus the additional one-year holding period for Executives) for participants. Holders will continue to bear the same Share price and total return risk as our shareholders and have the same “book-up” requirements as apply to Restricted Units and which are described below. Dividend payments on OPP Units issued accrue during the performance period and are paid to participants if awards are ultimately earned.
Performance Conditioned AO LTIP Units:   “Performance Conditioned AO LTIP Units” are AO LTIP Units that require the achievement of performance conditions by a specified date or they are forfeited. Performance Conditioned AO LTIP Units were only awarded in 2019 (for 2018 performance) and have been awarded only to our Senior Executives. The performance condition for Performance Conditioned AO LTIP Units granted in 2019 is that, prior to the fourth anniversary of grant, the Company’s Shares must trade (for 20 consecutive trading days) at a price at least 110% of the price per Share on the date of grant. If the performance conditions are not met, the awards are forfeited. If the performance conditions are met, once vested, the awards may be converted into Class A common units of Vornado Realty L.P. in the same manner as other AO LTIP units until 10 years from grant. As of the date of this proxy statement, the performance condition for the Performance Conditioned AO LTIP Units granted in 2019 has not been satisfied.
Restricted Shares and Units.   “Restricted shares” are grants of Shares issued under our Omnibus Plan that generally vest in three or four equal annual installments beginning approximately one year after grant. “Restricted units” are grants of limited partnership interests in Vornado Realty L.P. under our Omnibus Plan. These units generally vest in three or four equal annual installments beginning approximately one year after grant

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and include a two-year holding requirement. Vested restricted units are exchangeable on a one-for-one basis into Vornado Realty L.P.’s Class A common units under certain circumstances, which principally include the requirement that certain tax “book-up” events for Vornado Realty L.P. have occurred whereby sufficient book gain has been specially allocated to the restricted units so that they have the same per unit capital account value as Class A common units. In addition to the limitation on exchangeability, the ability to receive the same liquidation value as Class A common units also is dependent on sufficient amounts of book gain being specially allocated to the restricted units. Book gain is only eligible to be specially allocated to the capital account of a restricted unit on a book-up event to the extent aggregate book gain exceeds aggregate book loss since the issuance of the restricted unit, which generally corresponds to appreciation in the value of the assets of Vornado Realty L.P. during such period. During the restricted period, each restricted share or restricted unit entitles the recipient to receive payments equal to the dividends on one Share.
Our Compensation Committee believes that restricted units are a key component of our long-term incentive program because they offer recipients a long-term incentive that is similar to restricted shares with more favorable U.S. federal income tax treatment under current law. We believe that the use of restricted units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by our management, (iii) not adversely impacted dilution as compared to restricted shares, and (iv) further aligned the interests of our management with the interests of our shareholders.
In light of the significant, adverse impact that the COVID-19 pandemic has had on our business and our share price, and to enhance the retentive effect of certain of our previously granted restricted units, during 2020, our Compensation Committee made a one-time amendment to the “income tax book-up” Share price required to be achieved with respect to certain of our restricted units granted between 2015 and 2020 to 92 of our senior officers and other managers, including our NEOs. The amended “income tax book-up” price is approximately $40 per Share and represents the price per Share that must be achieved for the restricted units to be exchangeable into Class A common units. As of the date of this proxy statement, because no “income tax book-up” event has occurred, such amended “income tax book-up” price has not resulted in the restricted units being exchangeable into Class A common units. This change did not result in a repricing of the restricted units, the number of restricted units awarded did not change, the decline in economic value of the units from the date of grant did not change and the one-for-one exchange ratio of the existing restricted units for Class A common units was not altered. Thus, there was no change in the value that an employee would realize upon receiving Shares in exchange for restricted units and therefore no additional dilution to shareholders. Vesting provisions were not modified and NEOs were required to agree to a new two-year holding requirement with respect to their amended restricted units. These amendments, for our NEOs, relate to 109,165 restricted units granted to Mr. Roth, 54,007 restricted units granted to Mr. Macnow, 113,350 restricted units granted to Mr. Franco, 87,148 restricted units granted to Mr. Greenbaum and 37,084 restricted units granted to Mr. Weiss, and resulted in an aggregate increase in the incremental fair value of those restricted units for accounting purposes of $121,212 for Mr. Roth, $83,818 for Mr. Macnow, $84,278 for Mr. Franco, $153,597 for Mr. Greenbaum and $11,078 for Mr. Weiss. No amendments were made to the terms of our previously granted AO LTIP Units, OPP awards or Performance Conditioned AO LTIP Units.
Nonqualified Deferred Compensation Plans
We maintain two nonqualified deferred compensation plans, the Vornado Realty Trust Nonqualified Deferred Compensation Plan (“Plan I”) and the Vornado Realty Trust Nonqualified Deferred Compensation Plan II (“Plan II”). Plan I and Plan II are substantially similar, except that Plan II, which applies to deferrals on and after January 1, 2005, is designed to comply with the restrictions of Section 409A of the Internal Revenue Code.
Employees having annual compensation of at least $200,000 can participate in Plan II, provided they are “accredited investors” under securities laws. Members of our Board of Trustees are also eligible to participate. To participate, an individual must make an irrevocable election to defer at least $20,000 of compensation (whether cash or equity) per year. Participant deferrals are fully vested. The Company may make discretionary credits on behalf of participants but has not done so to date. Deferrals are credited with the rate of return of specific investments or various “benchmark funds”, some of which are based on the performance of the Company’s securities.
Participants may have their deferrals in a “Retirement Account” or a “Fixed Date Account.” Retirement Accounts are generally payable following retirement or termination of employment. Fixed Date Accounts are generally payable at a date that is at least two full calendar years after the year for which deferrals are made. Participants

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may elect to receive distributions as a lump sum or in the form of annual installments over no more than 10 years. In the event of a change of control of the Company, all accounts become immediately payable in a lump sum. Plan I also permits a participant to withdraw all or a portion of their account at any time, subject to a 10% withdrawal penalty.
Retirement and 401(k) Plans
We offer a 401(k) Retirement Plan to all of our employees in which we provide matching contributions (up to 75% of the statutory maximum but not more than 7.5% of cash compensation) that fully vest after five years of employment. We do not sponsor any other retirement plan. Retirement plans are not a factor in our current compensation determinations.
Perquisites and Other Compensation
We provide select perquisites we believe are reasonable and in line with the competitive market. These perquisites include supplemental life insurance and an allowance for financial counseling and tax preparation services for certain Executives. Additionally, due to the extensive business-related travel requirements, we provide some of our Senior Executives with a car and/or driver. Providing a car and driver allows these executive officers to use their travel time efficiently and productively for business purposes. The amounts disclosed in this proxy statement for car and driver costs include the entire value of the benefit, both business purpose and personal use.
Equity Ownership Guidelines
To further foster the strong ownership culture among our senior executive team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, we have adopted equity ownership guidelines requiring a minimum ownership level. The equity ownership requirements (Shares and certain securities convertible or redeemable for Shares) for our executives are as follows:
Chairman and CEO	6 times his annual base salary
All Other Executive Officers	3 times their annual base salaries
Executive officers have five years from the date of becoming an executive officer to satisfy the ownership requirement. All of our Named Executive Officers satisfy these guidelines.
We have also adopted equity ownership guidelines for members of our Board of Trustees. Under the guidelines, all non-employee Trustees are required to maintain a minimum ownership having a value at least five times their annual cash retainers. Non-employee Trustees have five years from the time of initial election to satisfy the guidelines. All non-employee Trustees currently satisfy these guidelines or are expected to satisfy these guidelines.
Comparison of 2018-2020 Direct/Realizable Compensation
Each year the “Summary Compensation Table” must report the salary paid during that year, the annual incentive earned for that year and the equity-based, long-term incentive granted during that year, which for us is the long-term incentive award for the prior year’s performance. Because the equity we award in the first quarter of each year applies based on performance in the prior year, the SEC’s approach differs from the way we think about pay—salary, annual cash incentive and the Fair Value of equity-based pay—earned for any one year. In order to provide our shareholders with the aggregate amount of compensation potentially earnable for a given calendar year, we are including below a supplemental Direct/Realizable Compensation Table. The Direct/Realizable Compensation Table consists of (i) the actual salary paid for the year, (ii) the annual incentives awarded for the year and (iii) the Fair Value of equity awarded for service and performance for the year, irrespective of when ultimately granted. We also believe it demonstrates further the ongoing correlation between the executive’s pay and overall Company performance. “Fair Value” is determined in accordance with securities and accounting rules (excluding the impact of estimated forfeitures related to service-based vesting conditions).
The principal difference between the Direct/Realizable Compensation Table and the Summary Compensation Table is that the Direct/Realizable Compensation Table achieves an “apples to apples” presentation of equity awards in the performance year to which such grants relate, rather than in the year in which such grants were

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made. Other companies may calculate Total Direct/Realizable Compensation differently than we do. The table presented below is not a substitute for, and should be read in conjunction with, the Summary Compensation Table.
Direct/Realizable Compensation Table
The Direct/Realizable Compensation earned by our Named Executive Officers for the 2018-2020 period was as follows:
Name	Year	Salary ($)(1)(2)	Cash Bonus ($)(3)	Grant Date Fair Value of Restricted Unit Awards in Lieu of Cash Bonus ($)(4)	Grant Date Fair Value of Restricted Unit Awards as Long-Term Equity Compensation ($)(5)	Grant Date Fair Value of At-Risk Multi-Year Performance- Based Awards ($)(6)	Other Compensation ($)(7)	Total Direct/ Realizable Compensation ($)(8)
Steven Roth	2020	543,742	—	756,013	3,753,970	4,119,255	121,212	9,294,192
	2019	880,003	—	834,021	4,503,967	4,869,255	—	11,087,246
	2018	1,000,000	—	825,017	4,566,451	4,806,790	—	11,198,258
Joseph Macnow	2020	775,000	—	945,003	650,640	730,465	83,818	3,184,926
	2019	1,000,000	—	1,042,512	985,303	1,065,152	—	4,092,967
	2018	1,000,000	—	1,031,258	998,963	1,051,509	—	4,081,730
David R. Greenbaum	2020	681,141	—	1,360,801	1,020,143	1,143,376	153,597	4,359,058
	2019	880,003	—	1,501,204	1,520,120	1,643,376	—	5,544,703
	2018	1,000,000	—	1,485,020	1,541,201	1,622,305	—	5,648,526
Michael J. Franco	2020	775,000	750,000	604,526	907,517	1,021,696	84,278	4,143,017
	2019	1,000,000	750,000	625,530	6,157,536	1,521,696	—	10,054,762
	2018	1,000,000	750,000	618,776	1,427,020	1,502,169	—	5,297,965
Glen J. Weiss	2020	887,500	1,000,000	—	365,394	913,800	11,078	3,177,772
	2019	1,000,000	1,000,000	—	5,265,406	1,063,800	—	8,329,206

(1)
Salary amounts for 2020 reflect partial waivers of base salaries, effective as of April 1, 2020, due to the impact of the COVID-19 pandemic on the Company.

(2)
The information provided includes the value of grants of restricted units in lieu of cash salary for services that are rendered in the year indicated and are awarded in the first quarter. Mr. Roth and Mr. Greenbaum each elected to receive 80% of their cash salary for 2020 and 2019 in the form of restricted units with grant date fair values of  $418,742 and $680,003 for Mr. Roth, and $526,141 and $680,003 for Mr. Greenbaum, respectively, which are reflected in this column.

(3)
Messrs. Roth, Macnow and Greenbaum each elected to receive restricted units in lieu of cash bonus and Mr. Franco elected to receive 50% of his cash bonus in the form of restricted units. These units are awarded in the first quarter of the next year.

(4)
Represents the Grant Date Fair Value of restricted units granted in lieu of cash bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next year.

(5)
Represents the Grant Date Fair Value of restricted units awarded in the first quarter of the next year. The 2019 amounts include one-time grants of restricted units with an aggregate Grant Date Fair Value of  $4,750,029 for each of Messrs. Franco and Weiss in connection with their promotions.

(6)
For 2020, represents the Grant Date Fair Value of each Named Executive Officer’s award of OPP Units in 2021 for 2020 performance. For 2019, represents the Grant Date Fair Value of each Named Executive Officer’s award of OPP Units in 2020 for 2019 performance. For 2018, represents the Grant Date Fair Value of Performance Conditioned AO LTIP Units awarded in 2019 for 2018 performance.

(7)
Represents the incremental fair value (calculated pursuant to FASB ASC Topic 718) relating to amendments of restricted units originally granted to NEO’s between 2015 and 2020. For further information, see “Compensation Discussion and Analysis-—Elements of our Compensation Program—Long-Term Equity Incentives—Restricted Shares and Units.”

(8)
Does not include the value of  (i) certain perquisites such as financial counseling and tax services, supplemental life insurance or automobile benefits provided to certain of our Named Executive Officers or (ii) payments to Messrs. Roth, Macnow and Franco for long-term service with the Company in amounts equal to a net payment of  $100 per year of service. The total value of these perquisites/payments represents a de minimis component of total compensation. Also does not include severance payments and benefits accrued for Messrs. Greenbaum and Macnow in connection with their separations from service as of December 31, 2020.

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Comparison of Realized Compensation with Direct/Realizable Compensation
The following table illustrates compensation awarded to and earned by each of the Named Executive Officers for service and performance from 2018 through 2020. This table is prepared on the same basis as the “Direct/Realizable Compensation Table” except that the value actually realized from the respective performance-based compensation maturing each applicable year is shown instead of the accounting cost of what was awarded. Our Compensation Committee believes that “Realized Compensation” is an important metric to consider when determining whether our compensation program achieves its goals of alignment with shareholder interests.
The amounts reported below meaningfully differ from the amounts determined under SEC rules and reported in the “Summary Compensation Table.” This table is not a substitute for, and should be read in conjunction with, the “Summary Compensation Table.”
Realized Compensation Table
The Realized Compensation and Direct/Realizable Compensation earned by our Named Executive Officers for the 2018-2020 period were as follows:
Name	Year	Salary ($)(1)(2)	Cash Bonus ($)(3)	Grant Date Fair Value of Restricted Unit Awards in Lieu of Cash Bonus ($)(4)	Grant Date Fair Value of Restricted Unit Awards as Long-Term Equity Compensation ($)(5)	OPP Awards (Value Realized) ($)(6)	Total Realized Compensation ($)(7)	Total Direct/ Realizable Compensation ($)(7)
Steven Roth	2020	543,742	—	756,013	3,875,182	—	5,174,937	9,294,192
	2019	880,003	—	834,021	4,503,967	—	6,217,991	11,087,246
	2018	1,000,000	—	825,017	4,566,451	—	6,391,468	11,198,258
Joseph Macnow	2020	775,000	—	945,003	734,458	—	2,454,461	3,184,926
	2019	1,000,000	—	1,042,512	985,303	—	3,027,815	4,092,967
	2018	1,000,000	—	1,031,258	998,963	—	3,030,221	4,081,730
David R. Greenbaum	2020	681,141	—	1,360,801	1,173,740	—	3,215,682	4,359,058
	2019	880,003	—	1,501,204	1,520,120	—	3,901,327	5,544,703
	2018	1,000,000	—	1,485,020	1,541,201	—	4,026,221	5,648,526
Michael J. Franco	2020	775,000	750,000	604,526	991,795	—	3,121,321	4,143,017
	2019	1,000,000	750,000	625,530	6,157,536	—	8,533,066	10,054,762
	2018	1,000,000	750,000	618,776	1,427,020	—	3,795,796	5,297,965
Glen J. Weiss	2020	887,500	1,000,000	—	376,472	—	2,263,972	3,177,772
	2019	1,000,000	1,000,000	—	5,265,406	—	7,265,406	8,329,206

(1)
Salary amounts for 2020 reflect partial waivers of base salaries, effective as of April 1, 2020, due to the impact of the COVID-19 pandemic on the Company.

(2)
The information provided includes the value of grants of restricted units in lieu of cash salary for services that are rendered in the year indicated and are awarded in the first quarter. Mr. Roth and Mr. Greenbaum each elected to receive 80% of their cash salary for 2020 and 2019 in the form of restricted units with grant date fair values of  $418,742 and $680,003 for Mr. Roth and $526,141 and $680,003 for Mr. Greenbaum, respectively, which are reflected in this column.

(3)
Messrs. Roth, Macnow and Greenbaum each elected to receive restricted units in lieu of cash bonus and Mr. Franco elected to receive 50% of his cash bonus in the form of restricted units.

(4)
Represents the Grant Date Fair Value of restricted units granted in lieu of cash bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next year.

(5)
Represents the Grant Date Fair Value of restricted units awarded in the first quarter of the next year. 2019 amounts include one-time grants of restricted units with an aggregate Grant Date Fair Value of  $4,750,029 for each of Messrs. Franco and Weiss in connection with their promotions.

(6)
Represents the value earned (realized) for the OPP Units awarded in 2017, 2016 and 2015, respectively.

(7)
Does not include (i) the value of certain perquisites such as financial counseling and tax services, supplemental life insurance or automobile benefits provided to certain of our Named Executive Officers or (ii) payments to Messrs. Roth, Macnow and Franco for long-term service with the Company in amounts equal to a net payment of  $100 per year of service. The total value of these perquisites/payments represents a de minimis component of total compensation. Also does not include severance payments and benefits accrued for Messrs. Greenbaum and Macnow in connection with their separations from service as of December 31, 2020.

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Current Year Compensation Decisions
We generally make our incentive compensation decisions in the first quarter of a year with respect to performance during the prior year. In addition, in the first quarter of 2021, we established the 2021 performance thresholds and caps for our formula-based short-term annual incentive program.
The compensation levels discussed in this Compensation Discussion and Analysis section are not directly comparable to the amounts presented in the “Summary Compensation Table.”
In addition, in the discussion below, when we discuss the “Fair Value” of equity awards, the “fair value” is determined in accordance with accounting rules (excluding the impact of estimated forfeitures related to service-based vesting conditions). Fair Value is the method used for presenting values for equity awards in our “Summary Compensation Table” and elsewhere under “Executive Compensation.” When we discuss the “Market Value” of equity awards, we refer to values based on the market price at the date of grant (the values considered by our Compensation Committee in making compensation decisions).
Total Compensation of Our CEO (with Equity Determined at Fair Value)
For 2020, Mr. Roth’s total Direct/Realizable compensation was $9,294,192 compared to $11,087,246 in the prior year, a 16.2% decrease. For 2020, Mr. Roth’s total Realized Compensation was $5,174,937 compared to $6,217,991 in the prior year, a 16.8% decrease. Mr. Roth has agreed to an additional $1.4 million compensation reduction for 2021.
For 2019, Mr. Roth’s total Direct/Realizable Compensation was $11,087,246 compared to $11,198,258 in the prior year, a 1.0% decrease. For 2019, Mr. Roth’s total Realized Compensation was $6,217,991 compared to $6,391,468 in the prior year, a 2.7% decrease. For 2018, Mr. Roth’s total Direct/Realizable Compensation was $11,198,258 compared to $11,238,630 in the prior year, a 0.4% decrease.
Mr. Roth’s salary, incentives and equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objective and subjective, were the strategic position of the Company, the changes in the Company’s operating and performance metrics over the applicable period (NOI at share, FFO, as adjusted, and FFO per Share), our TSR over the applicable period and the other factors previously described, including the Company’s progress on sustainability matters and guiding the Company through the COVID-19 pandemic. These factors were considered as a whole, and no numerical weight was attributed to any particular factor. The substantial majority of Mr. Roth’s compensation is in the form of equity to further align his interests with those of our shareholders.
Cash Compensation of Our CEO
Mr. Roth has served as our CEO since April 15, 2013. Mr. Roth’s base salary of $1,000,000 was established in March 2001 and has remained unchanged since then. Mr. Roth’s total cash compensation for 2020, 2019 and 2018 was $125,000, $200,000 and $1,000,000, respectively. The decrease in 2019 as compared to 2018 was due to Mr. Roth electing for 2019 (as well as 2020 and 2021) to receive 80% of his annual salary in restricted units (which vest ratably throughout the calendar year). The further decrease in 2020 as compared to 2019 was due to his waiver of 50% of his annual base salary which was effective April 1, 2020 through December 31, 2020.
Equity Compensation of Our CEO
Mr. Roth’s long-term equity incentive compensation award for 2020 performance (granted in 2021) was 507,588 OPP units and 114,193 restricted units. The Fair Value at the date of grant of these OPP Units and restricted units was $7,873,225 and represents a 16.0% decrease in Fair Value of long-term equity grants compared to the prior year. In addition, Mr. Roth elected to receive all of his annual bonus for 2020 (awarded in 2021) in the form of 26,466 restricted units having a Fair Value of $756,013 on the date of grant. Equity received in lieu of cash bonus is included in the short-term bonus column of the Summary Compensation Table.
Mr. Roth’s long-term equity incentive compensation award for 2019 performance (granted in 2020) was 301,794 OPP units and 130,904 restricted units. The Fair Value at the date of grant of these OPP Units and restricted units was $9,373,222 and represents no increase in Fair Value of long-term equity grants compared to the prior year. In addition, Mr. Roth elected to receive all of his annual bonus for 2019 (awarded in 2020) in the form of 14,957 restricted units having a Fair Value of $834,021 on the date of grant. Equity received in lieu of cash bonus is included in the short-term bonus column of the Summary Compensation Table.

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Mr. Roth’s long-term equity incentive award for 2018 performance (granted in 2019) was 258,152 Performance Conditioned AO LTIP Units and 74,547 restricted units. The Fair Value at the date of grant was $9,373,241 and represents a 0.4% decrease in Fair Value compared to the prior year. In addition, Mr. Roth elected to receive all of his annual bonus for 2018 (awarded in 2019) in the form of 15,509 restricted units having a Fair Value of $825,017 on the date of grant.
Basis for Compensation of Other Named Executive Officers
For other Named Executive Officers (Messrs. Greenbaum, Macnow, Franco and Weiss), salary, annual incentive and long-term equity awards were based on an evaluation of those factors previously described and approved by the Compensation Committee. Among the factors considered, both objectively and subjectively, were the strategic position of the Company, the operating and performance metrics (NOI at share, FFO, as adjusted, and FFO per Share), our TSR over the applicable period and other factors, including the Company’s sustainability progress and COVID-19 response generally as well as the Company’s collection percentages from tenants during the pandemic. With regard to Messrs. Greenbaum, Macnow and Franco, we considered these factors as they apply to our Company as a whole as their responsibilities are/were company-wide. For Mr. Weiss, we also considered the performance of the Real Estate division which he co-heads. In all cases, these factors were considered as a whole and no numerical weight was attributed to any particular factor. In the aggregate, total compensation (with equity determined at Fair Value) awarded to these other NEOs for 2020 decreased by 19.7% as compared to 2019.
Other Compensation Policies and Practices
Equity Grant Practices
All of our equity-based compensation awards are made under our shareholder-approved Omnibus Plan. Our 2019 Omnibus Share Plan (our current plan, as amended, the “2019 Plan”) provides up to 5,500,000 Share equivalents with each award of a Share (or other securities that have the value equivalent) counting as one Share equivalent, and each award of an option to acquire our Shares (or other securities that require the payment of an exercise price or deduction of a strike price) counting as one-half of a Share equivalent. Under the 2019 Plan, the exercise price of each stock option must be no less than the average of the high and low price of our Shares on the date that the award was granted. The vast majority of our equity awards are granted in the first quarter of each year. In addition, and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never repriced options and our Omnibus Plan does not permit repricing of options without shareholder approval.
Employment, Severance and Change of Control Agreements
For those of our senior executive team who have employment agreements, these agreements generally provide for a severance payment (for termination by us without cause or by the executive with good reason (each as defined in the employment agreement and further described below under “Employment Contracts”) and change of control payment (if employment is terminated following a change of control) in the range of one to three times the executive’s annual salary and incentive. These change of control arrangements compensate management in the event of a termination following a fundamental change in the Company, and to provide an incentive to continue with the Company at least through such time. Severance and change of control arrangements do not generally affect other compensation arrangements for a particular period. A more complete description of employment agreements, severance and change of control arrangements pertaining to the Named Executive Officers is set forth under “Employment Contracts” and “Severance and Change of Control Arrangements.”
Tax Deductibility of Compensation
The tax efficiency of compensation is one of many factors that the Compensation Committee considers in the design of our compensation programs. We look at a combination of the rates at which our executives will be taxed and the value of any deduction that we may be entitled to when developing our approach to compensation. We believe that the limitations of Section 162(m) of the Internal Revenue Code (which limits the corporate tax deduction for certain executive officer compensation that exceeds $1 million a year) does not apply to most of the compensation we paid to our Named Executive Officers for 2020 and only a small portion of their compensation may not be deductible due to that limitation.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Compensation Committee of the Board of Trustees:
BEATRICE HAMZA BASSEY
WILLIAM W. HELMAN IV
DANIEL R. TISCH

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EXECUTIVE COMPENSATION

The following table sets forth (in accordance with the reporting requirements of the SEC) the compensation of each of the Company’s Chief Executive Officer, Chief Financial Officer and three other named executive officers for 2020, 2019 and 2018 (the “Named Executive Officers” or “NEOs”).
Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Cash and/or Equity Bonus ($)(2)	Restricted Share/Unit Awards ($)(3)	Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)
Steven Roth Chairman and Chief Executive Officer (Principal Executive Officer)	2020	543,742	761,693	9,494,434	—	—	—	247,364	11,047,233
	2019	880,003	834,021	4,566,451	4,806,790	—	—	379,620	11,466,885
	2018	1,000,000	825,017	9,413,583	—	—	—	360,670	11,599,270
Joseph Macnow Chief Financial Officer (Principal Financial Officer) (until December 31, 2020)	2020	775,000	949,975	2,134,273	—	—	—	4,846,735	8,705,983
	2019	1,000,000	1,042,512	998,963	1,051,509	—	—	370,519	4,463,503
	2018	1,000,000	1,031,258	2,059,272	—	—	—	366,248	4,456,778
David R. Greenbaum Vice Chairman (until December 31, 2020)	2020	681,141	1,360,801	3,317,092	—	—	—	8,769,461	14,128,495
	2019	880,003	1,501,204	1,541,201	1,622,305	—	—	299,293	5,844,006
	2018	1,000,000	1,485,020	3,177,101	—	—	—	309,179	5,971,300
Michael J. Franco President (and Chief Financial Officer, effective December 31, 2020)	2020	775,000	1,355,650	3,013,481	—	—	—	70,823	5,214,954
	2019	1,000,000	1,375,530	6,177,049	1,502,169	—	—	69,876	10,124,624
	2018	1,000,000	1,368,776	2,941,789	—	—	—	37,627	5,348,192
Glen J. Weiss Executive Vice President—Head of Office Leasing, Co-Head of Real Estate	2020	887,500	1,000,000	1,590,255	—	—	—	65,459	3,543,214
	2019	1,000,000	1,000,000	5,106,294	375,003	—	—	40,169	7,521,466

(1)
Salary amounts for 2020 reflect partial waivers of base salaries, effective as of April 1, 2020, due to the impact of the COVID-19 pandemic on the Company. The information provided also includes the value of grants of restricted units in lieu of cash salary for services that are rendered in the year indicated and are awarded in the first quarter. For 2020 and 2019 both Mr. Roth and Mr. Greenbaum elected to receive 80% of their cash salary in the form of restricted units with grant date fair values of  $418,742 and $680,003 for Mr. Roth, and $526,141 and $680,003 for Mr. Greenbaum, respectively.

(2)
The information provided includes cash bonuses and the value of grants of restricted units in lieu of cash bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next year. Neither of Messrs. Roth, Greenbaum or Macnow (at their election) received a cash bonus for 2020, 2019 or 2018. In lieu of a 2020 cash bonus, Messrs. Roth, Greenbaum and Macnow were awarded, on January 20, 2021, restricted units with a grant date fair value of  $756,013, $1,360,801 and $945,003, respectively, which, is reflected in this column for 2020. In lieu of a 2019 cash bonus, Messrs. Roth, Greenbaum and Macnow were awarded, on January 13, 2020, restricted units with a grant date fair value of  $834,021, $1,501,204 and $1,042,512, respectively, which, is reflected in this column for 2019. In lieu of a 2018 cash bonus, Messrs. Roth, Greenbaum and Macnow were awarded, on January 14, 2019, restricted units with a grant date fair value of  $825,017, $1,485,020 and $1,031,258, respectively, which is reflected in this column for 2018. On January 20, 2021, January 13, 2020 and on January 14, 2019, Mr. Franco also received restricted units with a grant date fair value of  $604,526, $625,530 and $618,776, respectively, in lieu of a portion of his 2020, 2019 and 2018 cash bonuses. The 2020 amounts for Messrs. Roth, Macnow and Franco include payments for long-term service with the Company of $5,680, $4,972 and $1,124, respectively, that are paid to each Vornado employee on the 5-year anniversary of the employee’s employment commencement date with Vornado, and every fifth year thereafter, in amounts equal to a net payment of  $100 per year of service.

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(3)
For 2019, the amounts included in this column for Messrs. Franco and Weiss represent one-time promotional awards of restricted units with a grant date fair value of  $4,750,029 each. Information presented in this column includes the value of grants of Restricted Units and OPP Units granted during the applicable period. Information presented in these columns reflects the aggregate grant date fair value of equity awards granted in the applicable fiscal year computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 15 to our consolidated financial statements included in our Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2020 as filed with the SEC. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Dividends or dividend equivalents are paid on both the vested and unvested portion of restricted share and restricted unit awards. In accordance with applicable SEC rules, amounts shown exclude restricted units that were granted in lieu of bonuses, which are reflected in the “Bonus” column. Furthermore, as required by SEC rules, the amounts presented in this column also include the Grant Date Fair Value of both restricted unit awards and of performance awards (such as our OPP awards). For 2020, 2019, and 2018, the Grant Date Fair Value of time-based restricted unit awards and the Grant Date Fair Value of OPP awards and AO LTIP Awards were as follows:

	Year	Restricted Unit Awards Other than Awards in Lieu of Cash Bonus($)	OPP Awards($)	AO LTIP Awards($)
Steven Roth	2020	4,625,179	4,869,255	—
	2019	4,566,451	—	4,806,790
	2018	3,800,024	5,316,559	—
Joseph Macnow	2020	1,069,121	1,065,152	—
	2019	998,963	—	1,051,509
	2018	831,306	1,227,966	—
David R. Greenbaum	2020	1,673,717	1,643,375	—
	2019	1,541,201	—	1,622,305
	2018	1,282,525	1,894,576	—
Michael J. Franco	2020	1,491,785	1,521,696	—
	2019	6,177,049	—	1,502,169
	2018	1,187,552	1,754,237	—
Glen J. Weiss	2020	526,455	1,063,800	—
	2019	5,106,294	—	375,003

(4)
2020 amounts for Messrs. Macnow and Greenbaum include payments accrued in connection with their separations of service on December 31, 2020. See the “All Other Compensation Table” below for additional information.

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All Other Compensation Table
The following table describes each component of the All Other Compensation column in the Summary Compensation Table.
Name	Year	Use of Car and Driver ($)(1)	Supplemental Life Insurance Premiums ($)	Reimbursement for Medical/ Dental Not Covered ($)	Tax and Financial Planning Assistance per Employment Contract ($)	Matching 401(k) Contribution ($)	Severance(2)	Total ($)
Steven Roth	2020 2019 2018	190,641 317,269 298,119	42,271 43,601 44,176	— — —	— — —	14,452 18,750 18,375	— — —	247,364 379,620 360,670
Joseph Macnow	2020 2019 2018	138,789 191,831 187,935	144,938 144,938 144,938	— — —	15,000 15,000 15,000	19,500 18,750 18,375	4,528,508 — —	4,846,735 370,519 366,248
David R. Greenbaum	2020 2019 2018	200,188 225,178 214,150	32,687 30,365 51,654	10,000 10,000 10,000	15,000 15,000 15,000	16,621 18,750 18,375	8,494,965 — —	8,769,461 299,293 309,179
Michael J. Franco	2020 2019 2018	42,440 42,243 14,870	8,883 8,883 8,882	— — —	— — —	19,500 18,750 13,875	— — —	70,823 69,876 37,627
Glen J. Weiss	2020 2019	34,982 16,190	10,977 9,729	— —	— —	19,500 14,250	— —	65,459 40,169

(1)
For each applicable fiscal year, each of the Named Executive Officers was provided with a car (or a car allowance) and (other than for Messrs. Franco and Weiss) a driver. Each such Named Executive Officer has used the car and driver for both business and personal purposes and the amounts shown for such executive reflect the aggregate incremental cost to the Company for the car, driver and related expenses without allocating costs between business and personal uses.

(2)
Represents amounts accrued in connection with Messrs. Greenbaum’s and Macnow’s respective separations of service effective December 31, 2020, which were each treated as a termination without cause under their respective employment agreements. Mr. Macnow’s amount also includes the $907,200 Grant Date Fair Value of restricted units that were granted to him in January 2021 with respect to $1.2 million of his severance payment that was granted to him in addition to the severance entitlements under his employment agreement. In connection with each of Messrs. Greenbaum’s and Macnow’s separations of service as of December 31, 2020, each of them entered into an agreement with the Company dated as of February 16, 2021 that provides for a release of claims against the Company and was conveyed title to a Company car with a value of  $20,350 and $29,000, respectively. Amounts in the severance column also include payments of  $74,615 to Mr. Greenbaum and $292,308 to Mr. Macnow in respect of unused accrued vacation time, in accordance with the Company’s policies.

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Grants of Plan-Based Awards in 2020
The following table lists all grants of plan-based awards to the Named Executive Officers made in 2020 and their grant date fair value.
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)	All Other Stock Awards: Number of Units (#)(3)	Grant Date Fair Value of Awards ($)(4)
Steven Roth	1/13/2020				22,248	1,252,763
	3/30/2020 3/30/2020 11/30/2020	—	4,869,255	13,731,684	130,904 —(5)	4,503,967 121,212(5)
Joseph Macnow	1/13/2020				18,696	1,042,512
	3/30/2020 3/30/2020 11/30/2020	—	1,065,152	3,003,813	28,637 —(5)	985,303 83,818(5)
David R. Greenbaum	1/13/2020				36,083	2,027,345
	3/30/2020	—	1,643,376	4,634,450
	3/30/2020				44,181	1,520,120
	11/30/2020				—(5)	153,597(5)
Michael J. Franco	1/13/2020 3/30/2020 3/30/2020 11/30/2020	—	1,521,696	4,291,303	11,218 40,908 —(5)	625,530 1,407,507 84,278(5)
Glen J. Weiss	3/30/2020	—	1,063,800	3,000,000
	3/30/2020				14,979	515,377
	11/30/2020				—(5)	11,078(5)

(1)
Amounts reflect awards granted under the 2020 OPP. The awards of OPP Units, if earned, vest ratably in the third, fourth and fifth year from the date of grant.

(2)
Represents an estimated dollar value earned in achieving the target levels for the 2020 OPP.

(3)
The information presented in this column represents the number of restricted units that were granted to the Named Executive Officers. Restricted units are a separate class of units in Vornado Realty L.P. which will be convertible into Class A common units of Vornado Realty L.P. and will be ultimately redeemable for, at our option, cash or our Shares on a one-for-one basis. These restricted units vest ratably over four years, unless the recipient is eligible for retirement, in which case the units are vested upon grant. A portion of these grants represents the grant of restricted units in lieu of cash bonus for the previous year which vest on grant. A portion of these grants represents the grants of restricted units in lieu of cash salary for the year in which granted. These units vested ratably throughout 2020 subject to the continued employment of the recipient. No options have been granted to the Named Executive Officers since 2011.

(4)
The amounts presented in this column represent the full grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the Named Executive Officers in 2020. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value, including the impact of estimated forfeitures related to service-based vesting conditions, is the amount we would expense in our consolidated financial statements over the award’s vesting schedule. For additional information on our value assumptions, refer to footnote 15 of our consolidated financial statements included in Form 10-K, as filed with the SEC.

(5)
Represents the incremental fair value (calculated pursuant to FASB ASC Topic 718) of one-time amendments to the “income tax book-up” Share price required to be achieved with respect to certain existing awards of restricted units that were granted by the Company between 2015 and 2020, as further described in “Compensation Discussion and Analysis—Elements of our Compensation Program—Long-Term Equity Incentives—Restricted Shares and Units.” The amendments relate to the following number of restricted units: Mr. Roth, 109,165; Mr. Macnow, 54,007; Mr. Greenbaum, 87,148; Mr. Franco, 113,350; and Mr. Weiss, 37,084. As of the date of this proxy statement, because no “income tax book-up” event has occurred, such amended “income tax book-up” price has not resulted in the restricted units being exchangeable into Class A common units. This change did not result in a repricing of the restricted units, the number of restricted units awarded did not change, the decline in economic value of the units from the date of grant did not change and the one-for-one exchange ratio of the existing restricted units for Class A common units was not altered. The amendments did not change any of the vesting terms of the restricted unit awards but imposed a new two-year holding requirement, as discussed further in “Compensation Discussion and Analysis—Elements of our Compensation Program—Restricted Shares and Units,” above.

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Outstanding Equity Awards at Year-End
The following tables summarize the number and value of equity awards held at December 31, 2020 and the aggregate option exercises in 2020 by, and restricted unit awards that vested in 2020 for, the Named Executive Officers. Pursuant to the terms of our omnibus share plans, the exercise price and number of Shares underlying options originally made at any date of grant may be adjusted to compensate the holder for special or extraordinary dividends that may be subsequently declared. The following table reflects such adjustments.
Name and Applicable Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Steven Roth
3/30/20(1)					130,904	4,887,995	301,794	11,268,988
1/14/19(1)	66,456	199,368	62.6188	1/14/29	55,911	2,087,717
3/15/18(1)					36,562	1,365,225	238,257	8,896,516
1/13/17(1)					11,781	439,903
2/28/11(2)	193,451		64.5739	2/27/21
Joseph Macnow
3/30/20(1)							66,018	2,465,112
1/14/19(1)	58,150		62.6188	1/14/29
3/15/18(1)							52,119	1,946,123
2/28/11(2)	32,238		64.5739	2/27/21
David R. Greenbaum
3/30/20(1)							101,856	3,803,303
1/14/19(1)	89,716		62.6188	1/14/29
3/15/18(1)							80,412	3,002,584
2/28/11(2)	32,238		64.5739	2/27/21
Michael J. Franco
3/30/20(1)					40,908	1,527,505	94,314	3,521,685
6/10/19(3)					73,649	2,750,054
1/14/19(1)	20,767	62,305	62.6188	1/14/29	17,472	652,404
3/15/18(1)					9,141	341,325	74,455	2,780,150
1/13/17(1)					39,023	1,457,119
2/28/11(2)	8,059		64.5739	2/27/21
Glen J. Weiss
3/30/20(1)					14,979	559,316	65,934	2,461,976
6/10/19(3)					73,649	2,750,054
1/14/19(1)	5,685	17,056	62.6188	1/14/29	4,362	162,877
3/15/18(1)							8,434	314,926
1/12/18(4)					6,906	257,870
1/12/18(1)	10,252	10,253	70.3102	1/12/28	2,590	96,711
1/13/17(5)					11,781	439,903
1/13/17(1)					1,657	61,872
2/28/11(2)	8,888		64.5739	2/27/21

(1)
The awards under the column entitled “Number of Shares or Units That Have Not Vested” vest ratably over four years from the date of grant. The awards under the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” are awards of OPP Units. The awards under the column titled “Number of Securities Underlying Unexercised Options” are awards of Performance Conditioned Appreciation-Only Long-Term Incentive Plan Units for all NEO’s other than Mr. Weiss. Mr. Weiss was not an Executive at the time of award and therefore received his award of AO LTIPs without a performance requirement condition for his award on January 12, 2018 and January 14, 2019. OPP Units awarded in 2020 and 2018 do not have any value unless specified performance criteria are met and specified criteria for converting and/or redeeming units for Shares are also met. As of December 31, 2020, these criteria had not been met. On March 15, 2021, the 2018 OPP plan did not meet the applicable performance requirements and the applicable units can no longer be earned. Accordingly, the Equity Incentive Plan Awards for 2018 were not earned. In accordance with applicable SEC rules, the values presented in the table for these OPP Units are calculated based on our year-end Share price as if the performance, converting and redemption conditions for these units had been met as of that date.

(2)
These awards vested ratably over four years from the date of grant and expired without value on February 27, 2021.

(3)
These awards vest in full on June 10, 2023.

(4)
This award vests in full on January 10, 2022.

(5)
This award vested in full on January 10, 2021.

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Aggregate Option Exercises in 2020 and Units Vested
	Option Awards		Unit Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Units Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)
Steven Roth	—	—	84,181	4,978,714
Joseph Macnow	—	—	101,900	4,773,404
David R. Greenbaum	—	—	161,596	7,476,448
Michael J. Franco	—	—	29,430	1,850,441
Glen J. Weiss	—	—	5,894	390,625

(1)
Values realized on vesting are based on the average of the high and low price of our Shares on the date of vesting.

(2)
Unit Awards consist of awards of restricted units.

Employee Retirement Plan
The Company does not maintain a retirement plan other than a 401(k) plan.
Deferred Compensation
The following table summarizes the contributions, earnings, withdrawals and balance for the Named Executive Officers for and at year-end 2020.
Non-Qualified Deferred Compensation
Name	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/20($)(2)
Steven Roth	Deferred Compensation Plans	—	—	—	—	—
Joseph Macnow	Deferred Compensation Plans	—	—	2,693,879	2,139,120	8,348,572
David R. Greenbaum	Deferred Compensation Plans	—	—	(955,496)	2,846,653	22,969,082
Michael J. Franco	Deferred Compensation Plans	—	—	—	—	—
Glen J. Weiss	Deferred Compensation Plans	—	—	—	—	—

(1)
Contributions to the Vornado Realty Trust Non-Qualified Deferred Compensation Plans are credited or charged with earnings/losses based on the rate of return of various “benchmark funds” selected by the individual, some of which are based on the performance of the Company’s securities. A description of these plans is provided under “Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plans.”

(2)
All amounts contributed by a Named Executive Officer in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a Named Executive Officer in such year for the purposes of the SEC’s executive compensation disclosure rules.

VORNADO REALTY TRUST	57
2021 PROXY STATEMENT
Employment Contracts
Mr. Roth, our Chairman and CEO, does not have an employment agreement. The employment agreements of each of our other Named Executive Officers is described below.
Joseph Macnow
Mr. Macnow currently serves as a Senior Advisor to the Company pursuant to a consulting agreement. Until December 31, 2020, Mr. Macnow served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer. Mr. Macnow had an employment agreement with the Company since November 21, 1980 until his separation from employment on December 31, 2020, which was last amended and restated as of July 27, 2006, and further amended on December 29, 2008. This agreement provided that on each December 31 the employment term would automatically be extended for one additional year unless either the Company or Mr. Macnow gave written notice not to extend the agreement at least 90 days before such date. Mr. Macnow’s employment agreement provided that his base salary would not be reduced during the term of the agreement. Mr. Macnow’s base salary for 2020 was $1,000,000, before taking into account the 30% reduction, effective April 1, 2020, discussed above. Mr. Macnow’s employment agreement provided that he was entitled to participate at a level commensurate with his position in any equity compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, Mr. Macnow was also provided with a car and driver.
The agreement also provided that, if Mr. Macnow’s employment was terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), he would receive: (a) a lump-sum payment of three times the sum (not to exceed $3.3 million, in the aggregate) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any equity awards granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provided that, if Mr. Macnow’s employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of salary would cease.
In connection with Mr. Macnow’s separation from service with the Company as of December 31, 2020, the Company agreed to increase his severance payment by $1.2 million. Under Mr. Macnow’s consulting agreement with the Company, he serves as a Senior Advisor to the Company and is compensated at the rate of $1,000,000 per calendar year during the term of the consulting agreement. The consulting agreement is for an initial term of January 1, 2021 to December 31, 2021 and renews automatically thereafter for additional one-year terms unless either party notifies the other party of nonrenewal at least 60 days prior to the end of the applicable term.
David R. Greenbaum
Mr. Greenbaum currently serves as a non-executive Vice Chairman and a Senior Advisor to the Company pursuant to a consulting agreement. Until December 31, 2020, Mr. Greenbaum served most recently as executive Vice Chairman pursuant to an employment agreement that commenced on April 15, 1997, as amended. The employment agreement provided that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term would automatically be extended for one additional year unless either the Company or Mr. Greenbaum gave written notice not to extend the agreement at least 90 days before such date. The employment agreement provided that Mr. Greenbaum’s base salary would not be reduced during the term of the agreement. Mr. Greenbaum’s annual base salary for 2020 was $1,000,000 before taking into account the 30% reduction effective April 1, 2020. Mr. Greenbaum’s employment agreement provided that he was entitled to participate at a level commensurate with his position in any equity and/or incentive compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, he was also provided the use of a Company car and driver.
The agreement also provided that if Mr. Greenbaum’s employment was terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Division’s principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), Mr. Greenbaum would receive (i) a lump-sum payment equal to three times the sum

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of (a) his annual base compensation and (b) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (ii) continued provision of benefits to him and his family for three years. The agreement further provided that if his employment was terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary would cease.
In connection with Mr. Greenbaum’s separation from service as of December 31, 2020, Mr. Greenbaum entered into a consulting agreement with the Company, pursuant to which he serves as a non-executive Vice Chairman and Senior Advisor to the Company and is compensated at the rate of $2,000,000 per calendar year during the term of the consulting agreement. The consulting agreement is for an initial term of January 1, 2021 to December 31, 2021 and renews automatically thereafter for additional one-year terms unless either party notifies the other party of nonrenewal at least 60 days prior to the end of the applicable term.
Michael J. Franco
Mr. Franco has been employed by the Company pursuant to an employment agreement since September 24, 2010, which was amended and restated as of January 10, 2014 for an initial four-year term with automatic renewals unless either party gives written notice not to extend the agreement 120 days prior to its scheduled termination date. Under this agreement, Mr. Franco serves as President and, effective December 31, 2020, also as Chief Financial Officer. Mr. Franco’s employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently $1,000,000 (although Mr. Franco agreed to waive a portion of his salary, effective April 1, 2020, for the remainder of 2020, as described above). During his employment, Mr. Franco will be entitled to receive an annual bonus, determined at the discretion of the Company with an annual target of $1,500,000. Upon entering into the renewed employment agreement in 2014, Mr. Franco received an initial equity grant of $3,000,000 of restricted units. These units vested ratably over three years from the date of grant. Pursuant to Mr. Franco’s employment agreement, on January 10, 2017, Mr. Franco was awarded an additional $2,000,000 of restricted units which vested on January 9, 2018. Upon any termination of Mr. Franco’s employment for good reason or by the Company without cause, Mr. Franco will be entitled to (a) a severance payment equal to one times his annual salary and average bonus over the last two years; and (b) accelerated vesting of all then-unvested equity awards (other than unearned OPP Units) made by the Company to Mr. Franco. Mr. Franco is also entitled to a car allowance of $1,000 per month. The agreement further provides that if his employment is terminated for cause (as defined in the agreement to include conviction of, or pleas of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.
Glen J. Weiss
Mr. Weiss entered into an employment agreement with us, dated as of May 25, 2018, pursuant to which he currently serves as Executive Vice President—Co-Head of Real Estate. Mr. Weiss’s employment agreement provided for an initial term ending December 31, 2018 with automatic one-year renewals unless either party gives written notice not to extend the agreement 60 days prior to its scheduled termination date. Mr. Weiss’s employment agreement provides that his base salary will not be less than $950,000 (although Mr. Weiss agreed to waive a portion of his salary, effective April 1, 2020, for the remainder of 2020, as described above). During his employment, Mr. Weiss will be entitled to receive (i) an annual bonus, determined at the discretion of the Company and the Compensation Committee, in an amount of not less than $800,000, and (ii) an annual equity grant with a total notional value of not less than $750,000. Upon entering into the employment agreement, Mr. Weiss received a one-time equity grant of $5,000,000 of restricted units. These units will vest on the fourth anniversary of the date of grant. Upon any termination of Mr. Weiss’s employment by the Company without cause, by Mr. Weiss for good reason, due to death or disability, or (in the case of clause (b) below only) by Mr. Weiss (with or without good reason) following a change in control, Mr. Weiss will be entitled to (a) a severance payment equal to two times his annual salary and average bonus over the last two years, (b) accelerated vesting of all then-unvested equity awards made by the Company to Mr. Weiss, (c) up to 18 months of COBRA coverage, and (d) 24 months of Company-provided life insurance.

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2021 PROXY STATEMENT
Severance and Change of Control Arrangements
Of our Named Executive Officers, each of Messrs. Franco and Weiss has, and Messrs. Greenbaum and Macnow had, an employment agreement that provides for certain payments in the event of a termination of employment, including one following a change of control. Neither Mr. Roth nor any of our Trustees has an employment agreement or other individual severance arrangement. Our omnibus share plans, which govern all of our equity-based awards and the related forms of equity award agreements, provide that annual equity awards do not vest automatically upon a change of control. In addition, our deferred compensation plans provide that all applicable deferred compensation is paid out to an executive or Trustee upon his or her departure from the Company. The Company does not maintain a retirement plan other than a 401(k) plan. In addition, upon the death or disability of an executive, that executive, or his or her estate, may be entitled to insurance benefits under policies with third parties maintained by us.
Our employment agreements are negotiated on a case-by-case basis. Generally, our agreements govern severance payments under the following circumstances: (1) termination of the employee for “cause”; (2) termination by the employee for “good reason” (such as breach of the employment agreement by the Company or, in certain cases, if a change of control occurs and the employee then decides to terminate his employment) or by the Company without “cause”; (3) termination following a disability; (4) termination due to death; and (5) in certain cases, termination upon retirement after the employee reaches the age of 65. Reference should be made to the actual employment agreements for the specific terms. Generally, however, on any termination, the applicable executive officer will receive his accrued and unpaid salary and other benefits until the date of termination. For “cause” terminations by the Company, the employee will not receive any additional payment. If the employee terminates his employment for “good reason” or the Company terminates his employment without “cause,” the employee typically receives an additional payment (or payments over a specified period) that may vary from one year of salary and bonus to up to three years of salary and bonus. Generally, cash payments are in a lump sum other than in the case of termination on disability or death when the costs of benefits may be paid for a period of one to three years (depending upon the applicable executive’s agreement). For terminations due to disability or death, an executive who has this provision in the applicable agreement typically receives between one year of salary or bonus and three years of salary. In certain cases, the employment agreements also provide for continued benefits for specified periods. Historically, severance payments following a change of control under employment agreements for our Named Executive Officers require that the change of control must occur and be followed by any termination of employment (for whatever reason) in order for there to be a payment. We believe that our current severance provisions appropriately achieve the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment under the employment agreement for a change of control.
Our equity-based compensation awards are governed by the individual award agreements issued under our omnibus share plans. Generally, upon terminations of employment, no unvested awards are accelerated but employees are entitled to keep awards that have already vested if they exercise options or similar awards within specified periods after termination. In Mr. Franco’s case, however, his employment agreement provides that on a termination by the Company without cause or by Mr. Franco with good reason, his unvested equity awards (other than unearned OPP Units) then vest. Our forms of award agreements for annual equity awards provide that unvested equity awards vest following a change of control only if the applicable employee’s employment is terminated by the Company without “cause” or by such employee with “good reason.” We believe these vesting provisions for equity awards following a change of control are appropriate due to the change in the nature of the award caused by a change of control. In the case of retirement after the age of 65, options automatically vest and OPP Units continue to vest on their original schedule subject to the applicable performance conditions. Beginning with awards granted in 2019, in the case of retirement (as defined above), Performance Conditioned AO LTIP Units, restricted shares and restricted units continue to vest on their original schedule (subject to performance conditions, as applicable). In the case of a termination due to disability, options, Performance Conditioned AO LTIP Units and OPP Units remain outstanding subject to actual performance, and in the case of death, all equity awards vest.

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The information presented below reflects the estimated payments that each of our Named Executive Officers (other than Messrs. Greenbaum and Macnow) would have received under the employment termination scenarios set forth below (including following a change of control) if employment termination were to have occurred on December 31, 2020. In calculating the value of equity-based awards, the presentation uses a price per Share of $37.34, the closing price of our Shares on the New York Stock Exchange on the last trading day in 2020. In addition, in estimating bonuses payable for the calculation of severance payments, we have used the actual bonuses paid in 2021 for 2020 performance (including, for these presentation purposes only, the value of all restricted units granted as a bonus in the first quarter of 2021). The actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.
Steven Roth (amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For-Cause Termination	Involuntary Not-For-Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	—	—	—	—
Severance(3)	—	—	3,134,615	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	8,780,800	8,780,800	8,780,800	8,780,800	8,780,800	—
Unvested OPP Units	—	—	—	—	—	—
Benefits Continuation	—	—	—	—	—	—
Accrued Vacation	17,308	17,308	17,308	17,308	17,308	17,308
Total	8,798,108	8,798,108	11,932,723	8,798,108	8,798,108	17,308
Michael J. Franco (amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For-Cause Termination	Involuntary Not-For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	—	—	—	—
Severance	—	—	2,500,000	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	6,728,407	6,728,407	6,728,407	—
Unvested OPP Units	—	—	—	—	—	—
Benefits Continuation	—	—	—	—	—	—
Accrued Vacation	163,462	163,462	163,462	163,462	163,462	163,462
Total	163,462	163,462	9,391,869	6,891,869	6,891,869	163,462
Glen J. Weiss (amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For-Cause Termination	Involuntary Not-For- Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability
Bonus	—	—	—	—	—	—
Severance	—	—	4,000,000	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	4,328,602	4,328,602	4,328,602	4,328,602
Unvested OPP Units	—	—	—	—	—	—
Benefits Continuation(4)	—	—	24,953	24,953	—	—
Accrued Vacation	86,538	86,538	86,538	86,538	86,538	86,538
Total	86,538	86,538	8,440,093	4,440,093	4,415,140	4,415,140

(1)
Payments upon retirement from the Company are available to those Named Executive Officers who retire after reaching the age of 65. Mr. Roth would have qualified for retirement at December 31, 2020. Except as otherwise provided in these tables, no payments are due upon any other voluntary termination prior to retirement.

(2)
Our annual award agreements provide that unvested grants of options and restricted units vest following a change of control only upon specified terminations of employment. These amounts do not include the value of equity that vests for those persons due to their retirement after the age of 65 as opposed to amounts payable solely due to a change of control.

(3)
Severance amount is based on 40.75 years of service through December 31, 2020 with two weeks of salary and average bonus compensation payable for each year of service.

(4)
Information presented as to the costs of benefits is based on an estimated total annual cost of benefits for such Named Executive Officer. In certain cases, continued benefits made available following a termination will be less than the total benefits currently payable.

VORNADO REALTY TRUST	61
2021 PROXY STATEMENT
Separation from Service of Mr. Greenbaum and Mr. Macnow
In connection with our $35 million annual overhead reduction program announced in December 2020, Mr. Greenbaum separated from service as an officer of the Company on December 31, 2020. The separation from service was treated as a termination without cause under his employment agreement and we accrued $8,494,965 in respect of his severance payment, which amount includes a Company car with a value of $20,350 that was conveyed to him and, in accordance with Company policy, unused, accrued vacation time. In connection with the separation from service, the Company and Mr. Greenbaum entered into an agreement, dated February 16, 2021, which provides for a release of claims against the Company.
In connection with our $35 million annual overhead reduction program announced in December 2020, Mr. Macnow separated from service as an officer of the Company on December 31, 2020. The separation from service was treated as a termination without cause under his employment agreement and we accrued $4,528,508 in respect of his severance payment, which amount includes (i) $907,200 Grant Date Fair Value of restricted units that were granted to him in January 2021 with respect to $1.2 million in cash severance payments which were granted in addition to the cash severance that Mr. Macnow was entitled to under his employment agreement, (ii) a Company car with a value of $29,000 that was conveyed to him and (iii) in accordance with Company policy, unused, accrued vacation time. In connection with the separation from service, the Company and Mr. Macnow entered into an agreement, dated February 16, 2021, which provides for a release of claims against the Company.
Pay Ratio Disclosure Rule
In August 2015, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Roth. Pursuant to the SEC rules, we determined a “Median Employee” and compared such employee’s total annual compensation to that of Mr. Roth. For purposes of this ratio, we calculated the annual total compensation of each of the Median Employee and Mr. Roth in accordance with the methodology that we use to calculate total compensation for purposes of the Summary Compensation Table. As of December 31, 2020, the Company employed 2,899 persons of which 1,997 persons are employed by Building Maintenance Services, our cleaning and maintenance services business (“BMS Employees”). The applicable information is set forth below:
Median Employee total annual compensation	$60,516
Median Employee (excluding BMS Employees) total annual compensation	$88,598
Mr. Roth (“PEO”) total annual compensation	$11,047,233
Ratio of PEO to Median Employee Compensation	182.6:1.0
Ratio of PEO to Median Employee Compensation (excluding BMS Employees)	124.7:1.0
In determining the median employee, we prepared a listing of all employees as of December 31, 2020. Employees on leave of absence or persons on furlough as of December 31, 2020 were excluded from the list and wages and salaries were annualized for those permanent employees who were not employed for the full year of 2020. The median employee was selected from the annualized list.

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COMPENSATION OF TRUSTEES

Trustees who are not officers of the Company receive an annual retainer. During 2020, Mr. Roth received no compensation for his service as a Trustee. Non-management members of the Board of Trustees are compensated as follows: (1) each such member receives an annual cash retainer equal to $75,000; (2) each such member receives an annual grant of restricted shares or restricted units with a value equal to $175,000 (not to be sold while such member is a Trustee, except in certain circumstances); (3) the Lead Trustee receives an additional annual cash retainer of $75,000; (4) the Audit Committee Chair receives an additional annual cash retainer of $50,000 and other Audit Committee members each receive an annual cash retainer of $25,000; and (5) the Chair and members of all other committees (other than the Executive Committee) each receive an additional annual cash retainer of $30,000 and $5,000, respectively.
The following table sets forth the compensation that was earned or paid in 2020 for the non-management members of our Board. Effective April 1, 2020, each of our Trustees agreed to waive his or her $75,000 cash retainer for the remainder of 2020 and such reductions are reflected in the table below.
Name	Fees Earned or Paid in Cash ($)	Share/Unit Awards ($)(1)	Total ($)
Candace K. Beinecke	123,750	141,939	265,689
Michael D. Fascitelli	18,750	141,939	160,689
Beatrice Hamza Bassey(2)	7,460	344,721	352,181
William W. Helman IV	28,750	141,939	170,689
David M. Mandelbaum	18,750	141,939	160,689
Mandakini Puri	67,903	141,939	209,842
Daniel R. Tisch	73,750	141,939	215,689
Richard R. West	54,597	141,939	196,536
Russell B. Wight, Jr.	18,750	141,939	160,689

(1)
The amounts presented in this column reflect the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted in 2020. The grant date fair value is the amount we would expense in our consolidated financial statements over the award’s anticipated vesting schedule. These amounts differ from that set forth in the first introductory paragraph above as that amount is based on the market price for our Shares on the date of grant. For additional information on our value assumptions, refer to footnote 15 of our consolidated financial statements included in our Form 10-K as filed with the SEC. Dividends are paid on both the vested and unvested portion of restricted share and restricted unit awards. For information concerning the aggregate equity awarded to non-management Trustees under our omnibus share plans, see Note 8 to the Principal Security Holders table.

(2)
Includes a one-time grant of restricted equity with a value on the date of grant of  $202,782 in connection with Ms. Hamza Bassey joining the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee grants awards under the Company’s omnibus share plans and makes all other executive compensation determinations. Mr. Roth is the only officer or employee of the Company who is also a member of the Board. There are no interlocking relationships involving the Board which require disclosure under the executive compensation rules of the SEC.

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2021 PROXY STATEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions
We review all relationships and transactions in which we and our significant shareholders, Trustees and our executive officers or their respective immediate family members are participants (including transactions required to be disclosed under Item 404 of Regulation S-K) to determine whether such persons have a direct or indirect material interest in the transaction. Our policy (as set forth in our Code of Business Conduct and Ethics) is to determine whether such an interest exists, applying the standards set forth in Item 404 of Regulation S-K and our Corporate Governance Guidelines. Our legal and financial staff is primarily responsible for the development and implementation of processes and controls to obtain information from our significant shareholders, Trustees and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this proxy statement. We also disclose transactions or categories of transactions we consider in determining that a Trustee is independent. In addition, our Audit Committee and/or our Corporate Governance and Nominating Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed. These committees, in the course of their review of a disclosable related-party transaction, consider: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a Trustee or executive officer to act in the best interest of the Company; and (6) any other matters these committees deem appropriate.
Transactions Involving Interstate Properties
As of March 22, 2021, Interstate and its partners collectively beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander’s outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is Chairman of the Board and Chief Executive Officer of the Company, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander’s. Messrs. Mandelbaum and Wight are Trustees of the Company and also directors of Alexander’s.
We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of annual base rent and percentage rent. The management agreement has a term of one year and automatically renews unless terminated by either of the parties on 60 days’ notice at the end of the term. We believe, based upon comparable fees charged by other real estate companies, that the terms are fair to us. We earned $203,000 in management fees under the agreement for the year ended December 31, 2020.
Transactions Involving Alexander’s
As of March 22, 2021, Interstate and its three general partners—Steven Roth (Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Alexander’s), David Mandelbaum (a Trustee of the Company and director of Alexander’s) and Russell B. Wight, Jr. (a Trustee of the Company and director of Alexander’s)—beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander’s outstanding common stock. The Company beneficially owns approximately 32% of the outstanding common stock of Alexander’s. Matthew J. Iocco, our Chief Accounting Officer, is Chief Financial Officer of Alexander’s and Dr. West and Ms. Puri, our trustees, also serve as directors of Alexander’s.
We manage, lease and develop Alexander’s properties pursuant to the agreements described below, which expire in March of each year and renew automatically.
Management and Development Agreements.   Pursuant to our management and development agreement with Alexander’s, we receive an annual fee for managing Alexander’s and all of its properties equal to the sum of (i) $2,800,000, (ii) 2% of the gross revenue from the Rego Park II Shopping Center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue, and (iv) $334,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.
In addition, we are entitled to a development fee of 6% of development costs, as defined.
Leasing Agreements.   We provide Alexander’s with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the

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twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander’s tenants. In the event that third-party real estate brokers are used, our leasing fee increases by 1% and we are responsible for the fees to the third-party real estate brokers. We are also entitled to a commission upon the sale of any of Alexander’s assets of 3% of gross proceeds, as defined, for asset sales of less than $50,000,000, or 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more.
Other Agreements.   BMS, our wholly owned subsidiary supervises (i) the cleaning, engineering and security services at Alexander’s 731 Lexington Avenue property and (ii) security services at Alexander’s Rego Park I, Rego Park II properties and The Alexander apartment tower.
During the year ended December 31, 2020, Alexander’s incurred $2,800,000 in management fees, $489,000 in development fees, $276,000 in leasing fees, and $5,051,000 for property management and other fees under its agreements with the Company and/or BMS.
At December 31, 2020, Alexander’s owed the Company (i) $845,000 for management, property management, cleaning, engineering and security fees, (ii) $557,000 for development fees and (iii) $114,000 for leasing fees.
Certain Other Transactions or Relationships
With respect to our building at 888 Seventh Avenue, we are the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include trusts for the benefit of the family of Mr. David M. Mandelbaum (one of our Trustees), his children, his brother, his sister and his sister’s family. Mr. Mandelbaum has no voting or pecuniary interest in these trusts or in the ground lease. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendants of Mr. Mandelbaum’s parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum’s personal interest in the property is an indirect 2.66% interest. We acquired the building at 888 Seventh Avenue (and the tenant’s interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 per year in rent.
Our property, Wayne Town Center, is subject to a ground lease owned by members of David Mandelbaum’s family or trusts for their benefit. The rent on the ground lease in 2020 was $4,488,303 and increases at 6% per year. Mr. Mandelbaum has no direct voting or pecuniary interest in these trusts or in the ground lease.
Imperial Companies LLC, which is owned by Mr. Michael D. Fascitelli, one of our Trustees, leases space at our building at 888 Seventh Avenue in New York City. During 2020, Imperial Companies paid $554,072 of rent to the Company for this space.
Steven Roth, our Chairman and Chief Executive Officer, also serves as a member of the Board of Trustees of Urban Edge Properties and as Chairman of the Board of JBG SMITH Properties, both of which are former affiliates of the Company.
Daryl Roth Productions is also a tenant at our building at 888 Seventh Avenue in New York City pursuant to a lease at market terms. Pursuant to the lease, during 2020, Daryl Roth Productions paid rent of $490,619.
We provide various services to Fifth Avenue and Times Square joint venture in accordance with management, development, leasing and other agreements. Haim Chera, Executive Vice President—Head of Retail, has an investment in Crown Acquisitions Inc. and Crown Retail Services LLC (collectively, “Crown”), companies controlled by Mr. Chera’s family. Crown has a nominal minority interest in Fifth Avenue and Times Square JV. Crown also has an approximately 10% interest in our 697-703 Fifth Avenue property. Crown received leasing commissions in 2020 in the amount of $455,549 for leasing services provided at one of our wholly owned properties. Additionally, we have other investments with Crown.
Other Transactions or Relationships Considered in Determining Trustee Independence
Daniel R. Tisch, a Trustee, was also a member of the Board of Trustees of New York University until September 2020. New York University (or an affiliate thereof) is a tenant at our building at One Park Avenue in New York City. Mr. Tisch was in no way affiliated with such relationship nor did he receive any compensation in connection with such relationship.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purposes are to: (i) assist the Board of Trustees (the “Board of Trustees” or the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s independent registered public accounting firm, and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee of the Board, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange (the “NYSE”), as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that each of Ms. Puri, Mr. Tisch and Dr. West is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.
In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.
Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2020, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.
MANDAKINI PURI
DANIEL R. TISCH
DR. RICHARD R. WEST

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) have been the Company’s independent registered public accounting firm since 1976. The Audit Committee selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, limitation of services and other regulations affecting the audit engagement process substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the votes cast on the proposal, the Audit Committee will review its future selection of an independent registered public accounting firm but will retain all rights of selection.
Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.
We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2020 and 2019, for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933, as amended, and Securities Exchange Act during those fiscal years were $2,975,000 and $3,184,000, respectively.
Audit-Related Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2020 and 2019 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $2,342,000 and $2,863,000, respectively. “Audit-Related Fees” generally includes fees for stand-alone audits of subsidiaries.
Tax Fees
The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2020 and 2019 for professional services rendered for tax compliance, tax advice and tax planning were $1,820,000 and $1,818,000, respectively. “Tax Fees” generally include fees for tax consultations regarding return preparation and REIT tax law compliance.
All Other Fees
Other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” there were no other fees billed by the Deloitte Entities for the years ended December 31, 2020 and 2019.
Pre-Approval Policies and Procedures
In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of other services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total other services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit

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Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.
The Board of Trustees recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.
The affirmative vote of holders of a majority of the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is required for its approval. Because banks, brokers and other nominees are entitled to vote on this matter in their discretion, if they do not receive instructions from the applicable beneficial owner of Shares, we do not expect there to be significant broker non-votes on this proposal. Abstentions will not be counted as votes cast and will have no effect on the result of this vote.

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PROPOSAL 3: NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section appearing earlier in this proxy statement describes our executive compensation program and the compensation decisions made by the Compensation Committee in or for 2020 with respect to our Chief Executive Officer and other officers named in the Summary Compensation Table (whom we refer to as the “Named Executive Officers”). In accordance with the rules and regulations of the SEC, the Board of Trustees is asking shareholders to vote for the following non-binding, advisory resolution:
Advisory Resolution on Executive Compensation
Proposal:   That the shareholders of Vornado Realty Trust (the “Company”) approve, by a non-binding, advisory resolution, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for this Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the tables and the related footnotes and narrative accompanying the tables contained in our “Executive Compensation” section).
Supporting Statement:   In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our shareholders have the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our Named Executive Officers. At our 2017 Annual Meeting of Shareholders, our shareholders elected, via an affirmative vote of a majority of all votes cast on the matter, to hold such non-binding, advisory votes on executive compensation on an annual basis, and, accordingly, we have elected to continue to annually hold an advisory vote on the compensation of our Named Executive Officers.
Our executive compensation programs are described in detail in this proxy statement in the section titled “Compensation Discussion and Analysis,” the accompanying tables and the related narrative disclosure in this Proxy Statement. These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead Vornado and to promote our business objectives while aligning the interests of the Named Executive Officers with our shareholders to enhance positive financial results. The Compensation Committee regularly assesses all elements of the compensation paid to our Named Executive Officers.
The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Trustees. Nevertheless, our Board of Trustees values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.
The Board of Trustees unanimously recommends a vote “FOR” the non-binding, advisory resolution on executive compensation.
The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of this vote.

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2021 PROXY STATEMENT
INCORPORATION BY REFERENCE

To the extent this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act, the sections entitled “Compensation Committee Report on Executive Compensation” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless provided otherwise in such filing.
ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought, before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the accompanying proxy to vote said proxy in accordance with his or her discretion on such matters.
PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures by which shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to authorize your proxy by any of these methods.
Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 19, 2021. Authorizing your proxy via the Internet or by telephone will not affect your right to revoke your proxy should you decide to do so.
The Internet and telephone proxy authorization procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges from Internet access providers and telephone companies, that must be borne by the shareholder.
ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a Trustee at an Annual Meeting of Shareholders outside of the proxy access provision in the Bylaws described below or propose business for consideration at such meeting (other than a proposal for inclusion in the proxy statement for the Company’s Annual Meeting of Shareholders in 2022 pursuant to Rule 14a-8 under the Securities Exchange Act), notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting and must include certain information specified in the Bylaws. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of our current Bylaws (other than the proxy access provision) must comply with the requirements of the Bylaws and must be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, not earlier than January 20, 2022 and not later than the close of business on February 19, 2022.
Shareholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2022 Annual Meeting of Shareholders must submit a written notice in compliance with the procedures and along with the other information required by our current Bylaws to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, not earlier than November 10, 2021 and not later than December 10, 2021.
The Board of Trustees may amend the Bylaws from time to time.

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Shareholders interested in presenting a proposal for inclusion in the proxy statement for the Company’s Annual Meeting of Shareholders in 2022 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than the close of business on December 10, 2021.
By Order of the Board of Trustees,
Steven J. Borenstein
Secretary
New York, New York
April 9, 2021
It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by executing and returning a proxy card or voting instruction form.

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ANNEX A
VORNADO REALTY TRUST
RECONCILIATION OF NON-GAAP METRICS
The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP):
		For the Year Ended December 31,
(Amounts in thousands, except per share amounts)		2020	2019
Net (loss) income attributable to common shareholders	(A)	$(348,744)	$3,097,806
Per diluted share		$(1.83)	$16.21
FFO adjustments:
Depreciation and amortization of real property		$368,556	$389,024
Real estate impairment losses		236,286	32,001
Net gain on transfer to Fifth Avenue and Times Square JV on April 18, 2019, net of $11,945 attributable to noncontrolling interests		—	(2,559,154)
Net gains on sale of real estate		—	(178,711)
Net gain from sale of Urban Edge Properties common shares (sold on March 4, 2019)		—	(62,395)
Decrease (increase) in fair value of marketable securities:
Pennsylvania Real Estate Investment Trust (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020)		4,938	21,649
Lexington Realty Trust (sold on March 1, 2019)		—	(16,068)
Other		—	(48)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Non-cash impairment loss on our investment in Fifth Avenue and Times Square JV, reversing a portion of the $2.559 billion gain recognized on the April 2019 transfer to the Joint Venture attributable to the GAAP required write-up of the retained interest		409,060	—
Depreciation and amortization of real property		156,646	134,706
Decrease in fair value of marketable securities		2,801	2,852
		1,178,287	(2,236,144)
Noncontrolling interests’ share of above adjustments		(79,068)	141,679
FFO adjustments, net	(B)	$1,099,219	$(2,094,465)
FFO attributable to common shareholders (non-GAAP)	(A+B)	$750,475	$1,003,341
Convertible preferred share dividends		47	57
FFO attributable to common shareholders plus assumed conversions (non-GAAP)		750,522	1,003,398
FFO per diluted share (non-GAAP)		$3.93	$5.25

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The following table reconciles of FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):
		For the Year Ended December 31,
(Amounts in thousands, except per share amounts)		2020	2019
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	(A)	$750,522	$1,003,398
Per diluted share (non-GAAP)		$3.93	$5.25
Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 Central Park South condominium units		$(332,099)	$(502,565)
Severance and other reduction-in-force related expenses		23,368	—
Transaction related costs		7,150	4,613
Our share of loss from real estate fund investments		63,114	48,808
Severance accrual related to Hotel Pennsylvania closure, net of $3,145 of income tax benefit		6,101	—
608 Fifth Avenue lease liability extinguishment gain in 2020 and impairment loss and related write-offs in 2019		(70,260)	77,156
Credit losses on loans receivable resulting from a new GAAP accounting standard effective January 1, 2020		13,369	—
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022		—	22,540
Other		2,510	(10,732)
		(286,747)	(360,180)
Noncontrolling interests’ share of above adjustments		19,269	22,989
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	(B)	$(267,478)	$(337,191)
Per diluted share (non-GAAP)		$(1.40)	$(1.76)
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	(A+B)	$483,044	$666,207
Per diluted share (non-GAAP)		$2.53	$3.49
FFO is computed in accordance with the definition adopted by the Board of Governors of the NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciable real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO, we also disclose FFO, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.

888 Seventh Avenue, New York, New York 10019

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VNO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36905-P51084 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VORNADO REALTY TRUST

The Board of Trustees recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven Roth
02) Candace K. Beinecke
03) Michael D. Fascitelli
04) Beatrice Hamza Bassey
05) William W. Helman IV
06) David M. Mandelbaum
07) Mandakini Puri
08) Daniel R. Tisch
09) Richard R. West
10) Russell B. Wight, Jr.

The Board of Trustees recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D36906-P51084 VORNADO REALTY TRUST This Proxy is solicited on behalf of the Board of Trustees for the 2021 Annual Meeting of Shareholders May 20, 2021 11:30 A.M. The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend and participate in the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), to be held on Thursday, May 20, 2021 at 11:30 A.M., New York Time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, which are incorporated by reference. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2020 Annual Report to Shareholders is hereby acknowledged. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) “FOR” THE ELECTION OF EACH NOMINEE FOR TRUSTEE, (2) “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND (3) “FOR” THE NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side